Exhibit (p)8

HARVEST FUND ADVISORS LLC

Investment Adviser Compliance Manual

Dated: August 9, 2013

Every employee must retain a copy of this Compliance Manual for reference. This Compliance Manual is the property of ADVISER and must be returned to ADVISER should an employee’s association with ADVISER terminate for any reason. The contents of this Compliance Manual are confidential, and should not be revealed to third parties.

Harvest Fund Advisors LLC

100 West Lancaster Avenue, Suite 200; Wayne, PA 19087

(610) 341-9700

harvest fund advisors llc

Compliance Manual

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Attachments

Management Overview	Attachment 1
Summary of Compliance Officer Duties and Responsibilities	Attachment 2
State Notice Filings and Representative Licenses	Attachment 3
Forms	Attachment 4

Form A:	Acknowledgment by New Employee of Receipt of Statement of Business Ethics and Compliance Policies and Procedures
Form B:	Annual Acknowledgment by Employee of Compliance with Policies and Procedures
Form C:	Personal Securities Transactions Report
Form D:	Report of Initial, Annual and Updated Disclosure of Personal Securities Holdings
Form E:	Notification of Securities Account

Forms of Advisory Agreements	Attachment 5
Books and Records Retention Policy	Attachment 6
Affiliates of Adviser	Attachment 7
Proxy Voting Guidelines	Attachment 8
Business Continuity Plan	Attachment 9
Anti-Money Laundering Program	Attachment 10
Composite Construction and Calculation Policy	Attachment 11
Risk Assessment Matrix	Attachment 12

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HARVEST FUND ADVISORS LLC

Compliance Policies and Procedures

I.	Statement of Business Ethics.

Harvest Fund Advisors LLC is committed to maintaining the highest legal and ethical standards in the conduct of our business. We have built our reputation on client trust and confidence in our professional abilities and our integrity. As fiduciaries, we place our clients’ interests above our own. Meeting this commitment is the responsibility of our firm and each and every one of our employees.

II.	Compliance Policies and Procedures.

The policies and procedures contained in this Compliance Manual apply to all officers, directors, and employees (collectively, “employees” or “personnel”) of Harvest Fund Advisors LLC (hereinafter “HARVEST” or the “ADVISER”). They are intended to assist ADVISER and its employees in complying with ADVISER's Statement of Business Ethics and the law.

HARVEST believes that good compliance is good business. Each employee's actions regarding matters governed by this Compliance Manual are considered significant indicators of the individual's judgment, ethics, and competence and will be an important element in evaluating each employee for retention, assignment, and promotion. Insensitivity to or disregard for the policies or procedures in this Compliance Manual may be grounds for disciplinary action, including termination of employment.

This Manual is not intended to provide a complete description of the legal and ethical obligations of ADVISER or its personnel and cannot be relied upon as such. When the proper course of conduct is not clear, or whenever you have a question about the propriety of a particular course of conduct or the interpretation of ADVISER’s policies and procedures, you should consult the Compliance Officer.

Updates or supplements to this Compliance Manual will be distributed periodically to all ADVISER personnel. You should review them promptly and file them for future reference in the space provided at the back of the Manual. All supplementary material will be considered part of this Compliance Manual.

This Compliance Manual has been prepared for the exclusive use of ADVISER and its employees and should be kept confidential. This Manual belongs to ADVISER and must be returned to the Compliance Department upon termination of employment.

Any employee who becomes aware of information relating to any violation of the policies and procedures in this Compliance Manual should contact the Compliance Officer immediately.

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A.	Corporate Organization.

ADVISER is a Limited Liability Company organized in Delaware, whose principal business address is 100 West Lancaster Avenue, Suite 200, Wayne, PA 19087. ADVISER’s Compliance Officer is David B. Thayer. An overview of ADVISER’s management is included as Attachment 1. A summary of the Compliance Officer’s duties and responsibilities is included in Attachment 2.

B.	Overview of Regulatory Environment and Fiduciary Duties to Clients.

ADVISER provides investment advice to a variety of institutional and private clients under written investment management agreements. ADVISER must provide these services to each client on the basis of each client's individual circumstances and needs and in a manner consistent with ADVISER’s agreement with that client, including the client’s investment policies or guidelines, as set forth in or attached to that agreement.

ADVISER is registered as an Investment Adviser with the United States Securities and Exchange Commission (the “SEC”). In conducting ADVISER’s investment advisory business, ADVISER and its personnel must comply at all times with the Investment Advisers Act of 1940 (the “Advisers Act”) and the rules under the Advisers Act. In addition, when managing accounts of employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and Individual Retirement Accounts, if applicable, ADVISER must comply with all applicable provisions of ERISA, the Internal Revenue Code of 1986, and the rules under those laws. Finally, ADVISER and certain personnel may be subject to limited state securities law and state fiduciary laws in those states where ADVISER does business or has clients. A list of these states is included as Attachment 3.

In addition to the specific regulatory requirements that apply to its business as an investment adviser, ADVISER and its personnel are subject to the broad anti-fraud provisions of the federal securities laws. This means that ADVISER and its employees are prohibited from: (1) employing any device, scheme, or artifice to defraud a client; (2) making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make the statement made, in light of the circumstances under which they are made, not misleading; (3) engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client; or, (4) engaging in any manipulative act or practice with a client.

As a registered investment adviser, ADVISER and its employees also have fiduciary and other obligations to clients. ADVISER’s fiduciary duties to clients require, among other things, that we: (1) render disinterested and impartial advice; (2) make suitable recommendations to clients in light of their needs, financial circumstances, and investment objectives; (3) exercise a high degree of care to ensure that adequate and accurate representations and other information about investments are presented to clients; (4) have an adequate basis in fact for any and all recommendations, representations, and forecasts; (5) refrain from actions or transactions that conflict with the interests of any client, unless we have first disclosed the conflict to the client and the client has (or may be considered to have) waived the conflict; and, (6) treat all clients fairly and equitably.

A breach of any of the above duties or obligations may, depending on the circumstances, expose ADVISER, its supervisory personnel, and any employee involved to SEC and state disciplinary actions and to potential criminal and civil liability, as well as subject the employee to firm sanctions up to and including termination of employment.

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C.	Supervisory Structure.

To meet its obligations under the Advisers Act and ERISA, ADVISER has established the written policies and procedures in this Compliance Manual and has assigned primary responsibility for oversight and enforcement of these procedures to the Compliance Officer. That said, ensuring compliance with the law and with ADVISER’s internal policies and procedures is a top priority of ADVISER’s management and is a key responsibility of each employee.

D.	Annual Acknowledgments.

Each employee will read this Compliance Manual and complete, sign, and return to the Compliance Officer an Acknowledgment Statement on Form A or Form B, copies of which are found at Attachment 4.

The Acknowledgment Statement requests information about whether the employee signing the Statement has been subject to any disciplinary action by the SEC, the Commodity Futures Trading Commission, any state regulatory authority, self-regulatory organization, or foreign regulatory authority or has been charged in any legal proceeding with conduct that would constitute a basis for disciplinary action by a securities regulatory body. The employment of any person who is subject to a statutory disqualification might, absent appropriate disclosures or specific relief from the SEC, tarnish the ADVISER’s reputation, jeopardize business relationships and opportunities for both ADVISER and its affiliates, and expose ADVISER itself to potential disciplinary sanctions. Accordingly, an employee must notify the Compliance Officer immediately if he or she becomes aware of information that would result in a change in any of this information. Failure to accurately complete the Statement or to notify the Compliance Officer of changes to information relating to disciplinary actions may subject an employee to disciplinary action or be grounds for outright dismissal. Importantly, the information in the Acknowledgement Statement is used to complete or update Item 11 of Form ADV and to determine whether Rule 206(4)-4 (material financial and disciplinary disclosures) is triggered.

III.	General Standards of Conduct and Firm Procedures.

A.	Use of Firm Funds or Property.

Adviser’s policy is to require each employee to account for the use of funds and property belonging to ADVISER, to prohibit the personal use of these funds or property, and to prohibit questionable or unethical disposition of firm funds or property.

1.            Personal Use of Firm Funds or Property. No employee may take or permit any other employee to take for his personal use any funds or property belonging to ADVISER. Misappropriation of funds or property is theft and, in addition to subjecting an employee to possible criminal and civil penalties, will result in disciplinary action up to and including dismissal.

2.            Payments to Others. No firm funds or property may be used for any unlawful or unethical purpose, nor may any employee attempt to purchase privileges or special benefits through payment of bribes, kickbacks, or any other form of “payoff.”

3.            Improper Expenditures. No payment by or on behalf of ADVISER will be approved or made if any part of the payment is to be used for any purpose other than that described in the documents supporting the payment. Records will be maintained in reasonable detail that accurately and fairly reflect the transactions they describe and the disposition of any firm funds or property.

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Any questions concerning the propriety of any use of firm funds or property should be directed to the Compliance Officer.

B.	Conflicts of Interest and Firm Opportunities.

It is not possible to provide a precise or comprehensive definition of a conflict of interest. However, one factor that is common to all conflicts of interest is the possibility that an employee’s actions or decisions will be affected because of actual or potential differences between or among the interests of ADVISER, its affiliates or clients, and/or the employee’s own personal interests. A situation may be found to involve a conflict of interest even though it does not result in any financial loss to ADVISER, its affiliates, or its clients, or any gain to ADVISER or the employee, irrespective of the motivations of the employee involved. The list below suggests some types of activity that would reflect poorly on the employee’s personal integrity or that would limit his or her ability to discharge job duties and responsibilities in an ethical manner:

•	Simultaneous employment by another firm, particularly if the other firm is a competitor or vendor.

•	Carrying on company business with a firm in which the employee or a close relative of the employee has a substantial ownership or interest.

•	Holding a substantial interest in, or participating in the management of, a firm from which the company makes purchases.

•	Borrowing money from customers or firms, other than a recognized loan institution, from which the company buys services, materials, equipment, or supplies.

•	Accepting substantial gifts or excessive entertainment from an outside organization.

•	Participating in the activities of a civic or professional organization wherein confidential company information may be divulged.

•	Misusing privileged information or revealing confidential data to outsiders.

Employees should avoid other employment or business activities, including personal investments, that interfere with their duties to ADVISER, divide their loyalty, or create or appear to create a conflict of interest. Each employee should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer. The Compliance Officer’s determination as to whether a conflict exists or is harmful shall be conclusive. Any conflict that the Compliance Officer determines is harmful to the interests of clients or the interests or reputation of ADVISER must be terminated.

1.            Interest in Competitors, Clients, or Suppliers. Except with the approval of the General Counsel or the Compliance Officer, no employee or member of his or her immediate family (including spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom an employee has an adoptive or “in-law” relationship, or any relatives to whose support the employee materially contributes, either directly or indirectly) and who shares the employee’s household (“Immediate Family”) shall serve as an employee, officer, director, or trustee of, or have a substantial interest in or business relationship with, a competitor, client, or supplier of ADVISER (other than any affiliate) that could create a divided loyalty or the appearance of one.

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2.            Gifts, Loans, Favors, etc. No employee or member of an employee’s Immediate Family may solicit or accept from any outside concern that does business or competes with ADVISER any compensation (including reimbursement of transportation, meal, or hotel expenses for personal trips or business trips made on behalf of ADVISER), gift, loan, entertainment having more than nominal value, or other substantial favor for his or her personal benefit — nominal value meaning $250 or less. However, employees or members of their Immediate Families are not prohibited from obtaining loans made or provided in the ordinary course of business or other goods or services (on the same terms as are available generally to public customers) from banks, broker-dealers, insurance companies, or other financial institutions that may have relationships with ADVISER.

3.            Interest in Transactions. No employee or a member of his or her Immediate Family shall engage in any transaction involving ADVISER if the employee or a member of his Immediate Family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee’s normal compensation), unless the Compliance Officer authorizes such transaction in writing.

4.            Outside Employment or Service as a Corporate Director. No employee shall be employed by, or accept any remuneration from, or perform any services (including serving as a director of a company, trustee, or general partner of a partnership), for any person or entity, other than ADVISER or any affiliate, unless the General Counsel or Compliance Officer authorizes this in writing. In no event should any employee have any outside employment that might cause embarrassment to or jeopardize the interests of ADVISER, interfere with its operations, or adversely affect his or her productivity or that of other employees. As a general matter, the General Counsel or Compliance Officer will not approve outside employment with any investment adviser, broker-dealer, bank, insurance or reinsurance company, or other financial institution with which ADVISER or its affiliates may compete or with which ADVISER or its affiliates has or seeks a business relationship.

5.            Diversion of Firm Business or Investment Opportunity. No employee shall acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his or her attention as a result of his or her association with ADVISER, and in which he or she knows ADVISER or its clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to ADVISER, offering the opportunity to ADVISER or its clients, and receiving specific written authorization from the Compliance Officer.

C.	Gifts; Entertainment and Political Contributions.

1.            Gifts. There are currently no statutes or rules under the Advisers Act or other federal securities laws that require a registered investment adviser to adopt a policy on gifts and entertainment. Nonetheless, ADVISER has adopted this policy on gifts and entertainment, which applies to all of its employees.

Neither ADVISER nor an employee may accept or provide any gift relating to ADVISER’s business if prohibited by this policy. All employees should use their judgment before accepting or providing any gift. A general guideline to use is whether they or their colleagues would be comfortable discussing the receipt or giving of such gift with ADVISER’s clients. Unless the answer is “Yes,” the gift should not be accepted or provided, regardless of its value. Gift-giving between vendors and ADVISER, its employees, or their immediate families has the potential to create the impression of a conflict of interest. At worst, it could create an actual conflict of interest that might result in doing business with a particular vendor (such as a broker/dealer) in violation of firm policies or in a manner that causes harm to the firm or its clients.

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Notwithstanding the absence of any specific restriction contained in this policy, if the receipt of a gift is determined to present a conflict of interest, the Compliance Officer shall have the authority to require that the gift be returned, the full value of the gift be reimbursed, or the gift be donated to a qualified charity within a reasonable period of time.

ADVISER and its employees may accept gifts from any person providing services to ADVISER (e.g., broker-dealers, vendors, law and accounting firms, etc.) that do not exceed an annual aggregate amount of $250 per recipient. As used in this policy, “gifts” shall include items that are accepted from or provided by any person as a result of a primarily business relationship.

Gifts received from any person providing services to ADVISER must be reported to the Compliance Officer and properly logged. All gifts exceeding the annual aggregate amount of $250 must be returned, the full value of the gift must be reimbursed, or the gift must be donated to a qualified charity within a reasonable period of time.

Employees may receive nominally valued promotional gifts, which are not subject to this policy. As such, these do not have to be reported and they do not count towards the $250 annual limit on gifts. A gift from a vendor is considered to be a “nominally valued promotional gift” to the extent it is a customary promotional item bearing the company’s logo (such as hats, golf balls, shirts, calendars, pens, etc.) or customary, seasonal food items that could be shared with other employees. In addition, this would include gifts or incentives received in connection with ordinary-course activity outside the scope of an employee’s service with ADVISER received from a vendor, provided that these gifts or incentives are uniformly provided to all similarly situated customers of the vendor (for example, receipt of a gift in connection with opening an account with a financial institution).

ADVISER employees may also accept personal gifts from vendors that exceed the annual aggregate amount of $250. A “personal gift” is a gift in recognition of a life event such as weddings, births, significant religious events, etc. A gift is considered a personal gift if it meets all of the following conditions:

•	It serves a personal purpose that is not connected to ADVISER’s (or the other party’s) business activities;

•	The amount involved is reasonable in proportion to the event; and,

•	It is paid for by the giver, not the giver’s employer.

Employees must use sound judgment before determining that a gift is a personal gift. Employees with questions regarding a particular circumstance should discuss the facts with their supervisor and the Compliance Officer.

Certain clients, including those that are municipalities, ERISA plans, and Taft-Hartley unions, may be prohibited from accepting gifts of any kind, including charitable donations. ADVISER and its employees must comply with any applicable restrictions on gifts to its clients.

2.            Entertainment. Business entertainment is considered to be a customary business practice and is acceptable under this policy, provided it is reasonable under the circumstances and has a business purpose, the giver or a representative of the giver’s organization is present at the event, and the entertainment is reasonable and appropriate and is not so lavish, extravagant, unique, or frequent as to raise a

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question of propriety. There is no set dollar limit on business entertainment given or received, but business entertainment given or received with a market value exceeding $300 per employee should be reported to the Compliance Officer.

Entertainment includes, but is not limited to, meals and attendance at a sporting event or other comparable activity or, for instance, a round of golf. It may or may not precede, follow, or be part of a business meeting or conference. Except under special circumstances, if the giver or a representative of the giver’s organization is not present, the activity is considered a gift and not simply entertainment.

3.            Political Contributions. Rule 206(4)-5 under the Advisers Act severely restricts the ability of ADVISER and certain of its personnel to make political contributions and imposes a two-year “look-back” period on such contributions. Political contributions to an official or candidate for office made in violation of this policy may cause ADVISER to be unable to collect advisory fees from a government entity with whom the official or candidate is affiliated.

No political contribution may be made by ADVISER or any of its “covered associates” or an immediate family member living in the same household as the covered associate (“Family Member”) to any officeholder or candidate for public office, to any political action committee, or to any person collecting contributions for an officeholder, candidate for public office, or any political action committee, without the prior written approval of the General Counsel and Compliance Officer.

A “covered associate” is:

•	Any general partner, managing member, executive officer, or other individual with similar status or function;

•	Any employee who solicits a government entity for ADVISER or any person who supervises, directly or indirectly, such employee; and,

•	Any political action committee controlled by ADVISER or any of its covered associates.

The General Counsel and the Compliance Officer generally will only consider potential political contributions under the following circumstances:

•	A covered associate or Family Member may make political contributions of up to $300 in the aggregate to any one official per election, if the employee or covered associate is entitled to vote for the official.

•	A covered associate or Family Member may make political contributions of up to $150 in the aggregate to any one official per election, if the covered associate or Family Member is not entitled to vote for the official.

Political contributions to an official or candidate for office made in violation of this policy may cause ADVISER to be unable to collect advisory fees from a government entity with whom the official or candidate is affiliated.

If a covered associate discovers that he or she, or a Family Member, has made a contribution without prior approval, the covered associate must report this to ADVISER immediately, so that ADVISER may determine if it can remediate the violation under Rule 206(4)-5.

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New employees must disclose their political contributions, and those of their Family Members, for the past two years to the General Counsel and the Compliance Officer during the hiring process, so that ADVISER may evaluate the effect of the potential employee’s contributions on ADVISER’s compliance obligations prior to commencement of employment.

ADVISER and its employees are prohibited from compensating, or agreeing to compensate, directly or indirectly, any person to solicit government clients for investment advisory services on ADVISER’s behalf, unless the person is, or is employed by, an SEC-registered investment adviser or broker-dealer.

The Compliance Officer will maintain records necessary to demonstrate adherence to this policy, including the names of all covered associates; the amounts, dates, and government entity recipients of contributions by covered associates, their Family Members, and ADVISER; records evidencing any approved political contributions and any returned (remediated) contributions; and, the names of any registered adviser or broker-dealer solicitor that refers government entity clients to ADVISER.

IV.	General Standards of Conduct in Dealing with Clients and Prospective Clients.

Firm employees must adhere to the following practices:

A.	Fair and Equitable Treatment of Clients.

No client may be favored over another. While it is impossible to treat all clients in an identical manner, we must strive to treat all clients fairly and equitably.

B.	Guarantee against Loss.

No employee may guarantee a client against losses from any securities trades or investment strategies.

C.	Guarantee or Representation as to Performance.

No employee may guarantee that a specific level of performance will be achieved or exceeded. Any mention of an investment’s past performance or value, or any recommended investment manager’s past performance, must include a statement that past value or performance does not necessarily indicate or imply a guarantee of future performance or value.

D.	Legal or Tax Advice.

No employee may give or offer any legal or tax advice to any client regardless of whether the employee offering this advice is qualified to do so. All requests for this advice should be referred to the General Counsel or Compliance Officer. The Portfolio Manager and the General Counsel, however, may give limited tax advice solely incidental to giving investment advice to clients.

E.	Sharing in Profits or Losses.

No employee may share in the profits or losses of a client’s account.

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F.	Borrowing from or Lending to a Client.

No employee may borrow funds or securities from, or lend funds or securities to, any client.

G.	Acting as a Custodian or a Trustee of a Client.

No employee may act as custodian of securities, money, or other funds or property of a client, or act or serve as a trustee of a client, unless approved in advance by the Compliance Officer.

V.	Protection of Material, Nonpublic, and Other Confidential Information and Prevention of Insider Trading and Tipping.

A.	Need for Policy.

ADVISER and its personnel may have access to confidential information about its clients, investment advice provided to clients, securities transactions effected for clients’ accounts, and other sensitive information. In addition, from time to time, ADVISER or its personnel may come into possession of information that is “material” and “nonpublic” (each as defined below) concerning a company or the trading market for its securities.

Section 204A of the Advisers Act requires that ADVISER establish, maintain, and enforce written policies and procedures reasonably designed to prevent ADVISER and its employees from misusing material, nonpublic information. Employee violations of the laws against insider trading and tipping can expose ADVISER and any employee involved to severe criminal and civil liability. In addition, ADVISER and its personnel have ethical and legal responsibilities to maintain the confidences of ADVISER’s clients and to protect as a valuable asset confidential and proprietary information that we have developed or that has been entrusted to us.

Although ADVISER respects the right of its employees to engage in personal investment activities, it is important that it avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly, employees must exercise good judgment when engaging in securities transactions and when relating to others information obtained as a result of employment with ADVISER. If an employee has any doubt whether a particular situation requires refraining from making an investment or sharing this information with others, this doubt should be resolved by refraining from taking such action.

It is unlawful for ADVISER or any of its employees to use this information for manipulative, deceptive, or fraudulent purposes. The kinds of activities prohibited include “front-running,” “scalping,” and trading on inside information. Front-running refers to the practice whereby a person takes a position in a security so as to profit based on his or her advance knowledge of upcoming trading by clients in that security, which is expected to affect its market price. Scalping refers to a similar abuse of client accounts and refers to the practice of taking a position in a security before recommending it to clients, or effecting transactions on behalf of clients, then selling the employee’s personal position after the price of the security has changed on the basis of the recommendation or client transaction.

Depending on circumstance, ADVISER and any employee involved may be exposed to potential insider trading or tipping liability under the federal securities laws if ADVISER or any employee advises clients concerning, or executes transactions in, securities for which ADVISER possesses material, nonpublic information. In addition, ADVISER as a whole may be deemed to possess material, nonpublic information known by any of its employees, unless it has implemented procedures to prevent the flow of that information to others within ADVISER. ADVISER has implemented these procedures, called “Chinese Wall” procedures.

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A Chinese Wall is a set of written policies and procedures designed to control and prevent the dissemination of nonpublic information concerning an issuer of securities between the various separate departments or entities that regularly come into possession of, or generate, this information. A Chinese Wall also controls the dissemination of nonpublic information within a particular department or entity.

An effective Chinese Wall permits sales, trading, risk arbitrage, and other activities to continue in the ordinary course of business, even though another department or entity is in possession of inside information. It is critical that all employees follow the specific Chinese Wall policies and procedures as set out below.

Employees are prohibited from disclosing material, nonpublic, and other confidential information to any person inside ADVISER, except to the extent that the person has a bona fide “need to know” to effectively carry out ADVISER’s business, including management and supervisory functions and the administration of ADVISER’s compliance policies and procedures.

Even after trading in a security has been restricted, the dissemination of material, nonpublic, or confidential information relating to the security should continue to be on a need-to-know basis only.

Without limiting this general prohibition, employees involved in transactional or other activities for any department or entity that results in the receipt or generation of material, nonpublic, or confidential information (“Transactional Employees”) must be particularly careful that they do not transmit this information to employees involved with trading activities and other non-transactional employees (“Non-Transactional Employees”). Transactional Employees (or other employees possessing inside information) may not give, and Non-Transactional Employees may not ask for, this information. As a general matter, Transactional Employees should not discuss specific issuers of securities or transactions that are or might become the subject of a firm assignment with Non-Transactional Employees.

B.	General Policies and Procedures Concerning Insider Trading and Tipping.

ADVISER has adopted the following policies and procedures to: (1) ensure the propriety of employee trading activity; (2) protect and segment the flow of material, nonpublic, and confidential information relating to client advice and securities transactions, in addition to other confidential information; (3) avoid possible conflicts of interest; and, (4) identify trades that may violate the prohibitions against insider trading, tipping, front-running, scalping, and other manipulative and deceptive devices contained in federal and state securities laws and rules.

No employee shall engage in transactions in any securities while in possession of material, nonpublic securities information (so-called “insider trading”) nor shall any employee communicate this material, nonpublic information to any person who might use this information to purchase or sell securities (so-called “tipping”). The term “securities” includes options or derivative instruments on those securities and other securities that are convertible into or exchangeable for those securities.

1.            “Material.” The question of whether information is material is not always easily resolved. Generally speaking, information is “material” where there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends on a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of “material” information include information concerning a

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company’s sales, earnings, dividends, significant acquisitions or mergers, and major litigation. So-called “market information,” such as information concerning an impending securities transaction may also, depending on the circumstances, be considered “material.” Because materiality determinations are often challenged with the benefit of hindsight, if an employee has any doubt whether certain information is “material,” this doubt should be resolved by refraining from trading or communicating this information.

2.            “Nonpublic.” Information is nonpublic until it has been made available to investors generally. In this respect, one must be able to point toward some fact to show that the information is generally public, such as inclusion in reports filed with the SEC, press releases issued by the issuer of the securities, or reference to this information in publications of general circulation such as The Wall Street Journal or The New York Times. In general, information may be presumed to have been made available to investors after two business days from the formal release of this information.

3.            “Advisory Information.” Information concerning: (1) which securities ADVISER’s investment managers are following; (2) specific recommendations ADVISER’s investment managers are currently making to clients; (3) prospective securities transactions of ADVISER’s clients; or, (4) ADVISER’s clients’ current holdings (together, “Advisory Information”) is strictly confidential. Under some circumstances, Advisory Information may be material and nonpublic.

4.            Prohibitions. In handling information obtained as a result of employment with ADVISER, employees:

•	Shall not disclose material, nonpublic, or other confidential information (including Advisory Information) to anyone, inside or outside ADVISER (including Immediate Family members), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;

•	Shall refrain from recommending or suggesting that any person engage in transactions in any security while in possession of material, nonpublic information about that security; and,

•	Shall abstain from transactions, for their own personal accounts or for the account of any client, in any security while in possession of material, nonpublic information regarding that security.

C.	Protection of Material, Nonpublic Information.

No employee shall intentionally seek, receive, or accept information that he believes may be material and nonpublic except with the written approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

On occasion, a company may, as a means to seek investors in restricted or private placement securities issued by it, send to ADVISER materials that contain material, nonpublic, or other confidential information. Typically, these materials will be accompanied by a transmittal letter (and an inner, sealed package) that indicates the confidential nature of the enclosed materials and that the opening of the inner package constitutes an agreement to maintain the confidentiality of the information. In this circumstance, any employee receiving any of these materials should not open the inner package and should immediately consult with the Compliance Officer.

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If an employee should come into possession of information concerning any company or the market for its securities that the employee believes may be material and nonpublic, the employee should notify the Compliance Officer immediately. In addition, the employee shall refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which the information relates, without the prior written approval of the Compliance Officer.

D.	Protection of Other Confidential Information.

Information relating to past, present, or future activities of ADVISER, its affiliates, or clients that has not been publicly disclosed shall not be disclosed to persons, within or outside of ADVISER, except for a proper firm purpose. Employees are expected to use their own good judgment in relating to others information in these areas.

In addition, information relating to another employee’s medical, financial, employment, legal, or personal affairs is confidential and may not be disclosed to any person, within or outside of ADVISER, without the employee’s consent or a proper purpose that the Compliance Officer or another officer has authorized.

E.	Procedures to Safeguard Material, Nonpublic, and Other Confidential Information.

In handling material, nonpublic, and other confidential information, including Advisory Information, employees shall take appropriate steps to safeguard the confidentiality of this information. When not in use, all documents (whether in paper or electronic form) containing confidential information should be stored in secure areas. Under no circumstances should confidential documents be left on desktops, countertops, or floors where others can see them, nor should any employee review or work on any confidential documents in any setting that would permit others to see the documents, such as in airplanes or other public spaces.

VI.	Rules Governing Personal Securities Transactions.

All ADVISER personnel must conduct their personal investing activities in a manner that avoids actual or potential conflicts of interest with ADVISER’s clients and ADVISER itself. No employee may use his or her position with ADVISER, or any investment opportunities of which they learn because of his or her position with ADVISER, to the detriment of ADVISER’s clients or ADVISER itself.

ADVISER adopted the following policies and procedures to meet its responsibilities to clients and to comply with SEC rules. Violations may result in the SEC or state regulators taking law enforcement action against ADVISER and its employees and/or ADVISER taking disciplinary action against any employee involved in the violation, up to and including termination of employment. All employees should read and understand these requirements.

A.	Persons Covered.

All officers, directors, and employees of ADVISER, and members of their Immediate Family who reside in their household, are subject to ADVISER’s policies and procedures as to personal securities transactions, with the limited exceptions noted below.

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B.	Accounts and Transactions Covered.

These policies and procedures cover all personal securities accounts and transactions of each ADVISER officer, director, and employee. Also covered are all securities and accounts in which an ADVISER officer, director, or employee has “beneficial ownership.” For purposes of these requirements, “beneficial ownership” has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the security. A transaction by or for the account of a spouse or other Immediate Family member living in the same household with an employee is considered the same as a transaction by the employee.

C.	Securities Covered.

All securities (and derivative forms thereof, including options and futures contracts) are covered by these requirements, except: (1) securities that are direct obligations of the United States, such as Treasury bills, notes, and bonds and United States savings bonds and derivatives thereof; and, (2) shares of open-end mutual funds. Please note that shares of closed-end funds and unit investment trusts are covered.

D.	Transactions Prohibited.

The following prohibitions apply to ADVISER’s employees.

1.            Front-Running or Scalping. Employees are not permitted to “front-run” any securities transaction of a client or ADVISER or to “scalp” by making securities recommendations for clients with the intent of profiting from personal holdings of or transactions in the same or related securities.

2.            Personal Trading. Employees are not permitted to buy or sell any MLP security for their own account.

3.            Trading Parallel to or against a Client. Employees are prohibited from trading in the same or related securities, including options and futures contracts, as any ADVISER client, either parallel to the transaction being effected for the client or against the trade being made or recommended for the client.

4.            Short Sales of a Security Held by a Client. Employees may not engage in MLP security short sales of any kind. Short sales of securities outside the MLP sector will be evaluated by the Compliance Officer.

5.            Use of Confidential or Material, Nonpublic Information. Employees may not buy or sell any security if they have material, nonpublic information about the security, or the market for the security, obtained in the course of his or her employment with ADVISER or otherwise, without first reporting the information to the Compliance Officer and obtaining the Compliance Officer’s prior approval for the trade.

6.            Pre-Clearance. As the ADVISER maintains an absolute prohibition against any personal trades of any MLP security, pre-clearance is not applicable for MLP securities. Approval for other non-MLP personal securities transactions is not yet required.

VII.	Reports of Securities Holdings and Identification of Employee-Related Accounts.

ADVISER has adopted the following procedures concerning the reporting requirements for “Employee-Related Accounts.” An Employee-Related Account is any personal brokerage account of an employee or any other brokerage account in which an ADVISER employee has a direct or indirect beneficial

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interest and over which the employee exercises any control or influence. An Employee-Related Account includes any account of a member of an employee’s Immediate Family but excludes any account over which the employee exercises no control or influence (i.e., an account over which some other third person or entity exercises exclusive discretionary authority).

A.	Pre-Clearance of Securities Transactions in Employee-Related Accounts.

Pre-Clearance of trades is not yet required by the ADVISER. Any questions regarding whether a trade is permitted or impermissible should be directed to the Compliance Officer or the General Counsel prior to effectuating the transaction in question.

B.	Reporting and Other Requirements Applicable to Employee-Related Accounts.

All Employee-Related Accounts must be maintained at broker-dealers or financial institutions that agree to and provide ADVISER with duplicate copies of all confirmations and periodic statements for these accounts. Each employee is required to promptly notify the Compliance Officer or General Counsel in writing of the opening or existence of all of his or her Employee-Related Accounts, along with information concerning: (1) the name and number of each account; and, (2) the name and address of the broker-dealer or financial institution at which each account is maintained. The Compliance Officer or General Counsel must also be advised promptly of the closing of any Employee-Related Account.

As further noted below, each employee must also send to the broker-dealer or financial institution maintaining each Employee-Related Account a letter authorizing and requesting that it forward duplicate confirmations of all trades and duplicate periodic statements, as well as any other information or documents as the Compliance Officer may request, directly to ADVISER. A form letter drafted for this purpose is attached as Attachment 4, Form E. Alternatively, employees may provide copies of brokerage statements to the Compliance Officer on a monthly basis.

Only those persons ADVISER assigns to review employee personal trades will have access to duplicate confirmations and periodic account statements for Employee-Related Accounts. These materials will be kept confidential, but ADVISER’s officers, the SEC, and other governmental bodies authorized by law may inspect these materials.

C.	Duplicate Confirmations and Account Statements.

As mentioned above, an alternative to filing quarterly reports of personal securities transactions or providing monthly brokerage statements, which are otherwise required of ADVISER’s employees, employees may arrange to have the broker-dealers or other financial institutions maintaining their personal securities accounts provide ADVISER with duplicate confirmations and periodic account statements. To use this alternative method of meeting ADVISER’s reporting obligations, an employee should notify the Compliance Officer and complete the Notification of Securities Account Form attached as Attachment 4, Form E. The Compliance Officer will help make any necessary arrangements.

VIII.	Protection of Confidential Information Concerning Client Recommendations or Advice.

ADVISER has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients (“Advisory Information”) and to those of ADVISER’s officers, directors, and employees who have a legitimate need to know that information.

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A. Obligations of Advisory Persons. In handling Advisory Information, employees shall take appropriate measures to protect the confidentiality of this information. Specifically, employees shall refrain from:

•	Disclosing Advisory Information to anyone other than another employee, inside or outside of ADVISER (including any employee of an affiliate), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and,

•	Engaging in transactions or recommending or suggesting that any person (other than an ADVISER client) engage in transactions in any security to which the Advisory Information relates.

B.	General Policy Concerning Affiliates.

As a general matter, no employee of an affiliate of ADVISER should seek or obtain access to Advisory Information. The only exceptions are employees of affiliates who make or participate in decisions as to what advice or recommendations should be given to clients, whose duties or functions relate to the making of these recommendations, or who otherwise have a legitimate need to know this information. If an ADVISER employee should come into possession of Advisory Information an employee of an ADVISER affiliate has disclosed, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities, or options or derivatives related to the securities, to which this information relates.

IX.	Monitoring Compliance with Insider Trading and Tipping Policies and Procedures.

ADVISER’s Compliance Officer or General Counsel, as appropriate, shall review duplicate confirmations and periodic account statements for officer and director accounts. This review is designed to: (1) ensure the propriety of the officer’s or director’s trading activity; (2) avoid possible conflicts of interest; and, (3) identify transactions that may violate the prohibitions regarding insider trading and manipulative and deceptive devices contained in the federal and state securities laws and SEC rules.

The Compliance Officer or General Counsel, as appropriate, shall report immediately to the Managing Partner any findings of possible irregularity or impropriety.

X.	Regulatory, Legal, Press, and Other Inquiries.

As a general matter, no employee shall disclose to anyone outside ADVISER any confidential information concerning ADVISER, its affiliates, or its clients without the Compliance Officer’s prior approval.

A.	Requests from or Visits by Regulatory Authorities.

All contacts, inquiries, or requests — written or oral — for information or documents by governmental or self-regulatory authorities, including representatives of the SEC or any state regulator, should be reported immediately to the Compliance Officer. In the case of telephone requests, the employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making the request.

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B.	Inquiries from the Press.

Any inquiries from members of the press concerning ADVISER or its services should be referred to the Managing Partner, the General Counsel, or the Compliance Officer.

C.	Other Requests.

Attorneys, accountants, broker-dealers, other investment advisers, credit agencies, or others may request information about ADVISER or its affiliates, clients, or employees. Any request for information that ADVISER does not generally release in the normal course of business to persons outside of ADVISER should be referred to the Compliance Officer.

D.	Subpoenas or Other Legal Process.

Only authorized officers may accept legal process on behalf of ADVISER. If someone attempts to serve an employee with legal process on behalf of ADVISER, he or she must refuse it and immediately contact the Compliance Officer or General Counsel. If an employee is personally served with a subpoena, and the subpoena relates directly to ADVISER or its affiliates, clients, or employees, he or she should notify the Compliance Officer or General Counsel immediately.

XI.	Compliance with State Notification and Licensing Requirements.

A.	State Investment Adviser Notice Filings and Investment Adviser Representative Licensing.

ADVISER is registered with the SEC as an investment adviser. As such, ADVISER is not required to be registered as an investment adviser with any state, given that ADVISER has more than $25 million in total assets under management. ADVISER must maintain this level of assets under management to remain registered with the SEC and thus to be exempt from state registration. ADVISER may be required however to make notice filings (generally, Form ADV) in states where ADVISER does business.

The SEC does not register investment adviser representatives or agents. However, personnel who provide advice or market advisory services to clients remain subject to state investment adviser representative licensing and qualification requirements. Generally, any officer, director, or employee who regularly solicits, meets with, or otherwise communicates with advisory clients must be licensed and registered in every state in which he or she has a place of business, unless more than 90% of those advisory clients are institutions or natural persons who: (1) have more than $1.5 million in net worth (including assets held jointly with his or her spouse); or, (2) place at least $750,000 in assets under ADVISER’s management. For these purposes, Individual Retirement Accounts should be treated as accounts of “natural persons.” Because the bulk of ADVISER’s clientele consists of institutions and high net worth individuals, ADVISER does not expect that state registration of adviser representatives will be required. However, ADVISER must make a determination in each case before entering into any such advisory contract.

For these reasons, before soliciting or accepting business from any new client who is a natural person, employees must first check with the Compliance Officer or General Counsel, who will verify that ADVISER may provide investment advice to that prospective advisory client in the state where he or she resides or take steps to obtain necessary licenses required, if any, before accepting that account. Penalties for violations of state laws may include public censure, civil monetary fines, a bar from doing business in a particular state, and even criminal sanctions in serious cases. ADVISER might also be required to disclose these sanctions to its other clients. In addition, many states give clients rescission rights (in effect, a “put” to the adviser if the client

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loses money), if an adviser has not complied with state licensing requirements. For these reasons, it is critical that prospects for new advisory clients be discussed with the Compliance Officer or General Counsel before accepting business from any new advisory client who is a natural person.

B.	Qualification as a Foreign Corporation.

Under the laws of most jurisdictions, any firm “transacting” or “doing” any “business” in a jurisdiction is required to qualify as a foreign corporation in that jurisdiction, unless ADVISER is incorporated in that jurisdiction. A firm is not qualified as a foreign corporation in any jurisdiction simply because it files “notice” filings in that state.

Whether a firm is “doing” or “transacting” any “business” in a given jurisdiction has significance beyond mere compliance with foreign corporation qualification laws. Often these activities also determine whether a corporation is subject to a jurisdiction’s personal jurisdiction, service of process, or income and business taxation. In addition, certain jurisdictions have enacted so-called “door closing” statutes that deny to unqualified foreign corporations “doing” or “transacting” any “business” within the jurisdiction the right to maintain an action in the courts of that jurisdiction.

The concept of “doing” or “transacting” any “business” is not precisely defined. A foreign corporation may be “doing” or “transacting” “business”” within a jurisdiction when it transacts some substantial part of its ordinary business there. Nevertheless, business activities that are related exclusively to interstate (as compared to intrastate) commerce do not constitute “doing” or “transacting” “business” within a given state.

ADVISER is organized in the State of Delaware and is qualified as a foreign corporation in certain states, including Pennsylvania. To help ensure that ADVISER does not engage in any activities that may be deemed to be “doing” or “transacting” any “business” within any other jurisdiction in which ADVISER is not incorporated or qualified as a foreign corporation, ADVISER will not:

•	Maintain offices, mailing addresses, or telephone numbers (other than toll-free, 800 numbers) or directory listings outside of Pennsylvania; or,

•	Advertise in newspapers or magazines, other than those that are published in Pennsylvania or that maintain nationwide circulation.

In addition, it must be made clear to clients and prospective clients that no agreement with ADVISER to act as an investment adviser will be effective unless and until ADVISER approves this agreement at its home office in Pennsylvania.

If employees have any questions whether certain activities may require that ADVISER qualify as a foreign corporation in any jurisdiction, they should contact the Compliance Officer or General Counsel immediately.

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XII.	Marketing Materials and Advertising.

A.	Regulatory Background.

Detailed rules under the Advisers Act govern investment advisers’ use of advertising and sales literature. In particular, Advisers Act Rule 206(4)-1 prohibits an investment adviser from using advertising or sales literature that: (1) refers to any testimonial concerning the investment adviser or any service rendered by the investment adviser; (2) refers (except in certain circumstances) to past specific recommendations of the investment adviser that were or would have been profitable; (3) represents that any graph, chart, or formula offered by the investment adviser can be used to determine which securities to buy or sell, or when to buy or sell them, unless the advertisement contains prominent disclosures as to the limitations of the graphs, charts, or formulae and the difficulties with respect to their use; (4) states that any report or service will be furnished free unless the report or service will in fact be furnished entirely free (i.e., without any condition or obligation); or, (5) contains a false or misleading statement of a material fact.

The SEC defines “advertising and sales literature” to include any notice, circular, letter, or other written communication addressed to more than one person; any notice or other announcement in any publication, or by radio or television, that offers any report, analysis, graph, chart, or formula concerning securities or to be used in determining what securities to buy or sell; or, any other investment advisory service with regard to securities. This is a broad definition and includes items not normally considered advertisements, such as form letters to clients that accompany account statements or even text boxes in those statements.

In addition, any materials concerning ADVISER’s advisory services given to only one prospective client (as in the case of a one-on-one presentation) are subject to the general anti-fraud provisions of the federal securities laws. Advertisements presenting the past performance of ADVISER accounts must meet SEC rules and interpretations and contain required disclaimers and legends.

B.	Guidelines for Marketing Materials and Advertising.

•	There must be no “testimonials” of any kind. Testimonials are statements of present or former clients that refer to the adviser.

•	A partial list of clients is permitted, so long as performance does not determine whether the client’s name is included.

•	A partial list of recommendations may be given if the securities are selected based on objective, non-performance-based factors, those same factors are used for each successive list, and the advertisement does not discuss the amount of profits or losses of these selected securities.

•	Actual performance may be given if it represents all of the accounts in a particular program or strategy. If some accounts are to be excluded, this exclusion, the reason for it, and the effect of exclusion on reported performance, must be disclosed. The best-performing accounts must not be isolated for reporting performance.

•	Model performance may be used if the material fully discloses all material facts about the model, including:

▪	The effect of material market or economic conditions on the results;

▪	Advisory fees, brokerage commissions, and other expenses a client would have paid;

▪	Whether dividends have been reinvested;

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▪	The objectives or strategies used in managing the model;

▪	If comparing model results to an index, any differences between them, such as the number of positions, the reinvestment of dividends, and fees or expenses a client would have paid; and,

▪	The statement “Past performance does not guarantee future performance.”

•	Gross performance may be presented in an advertisement or a one-on-one meeting, if net performance is presented with equal prominence in a format that allows easy comparison of the two and the performance is accompanied by an explanation of how performance was calculated.

•	Performance attained at a former employer may be “portable.” Consult the General Counsel however before using performance achieved elsewhere.

•	Using the title “Investment Counsel” is prohibited, because ADVISER’s principal business is not as an investment adviser and a substantial part of its business is not rendering investment supervisory services.

C.	Firm Procedures Concerning Marketing Materials and Advertising.

Before any marketing materials or advertising concerning ADVISER or its services is published or distributed to clients or prospective clients, the Compliance Officer or General Counsel must review and approve it. This applies not only to materials that are to be sent to more than one client or prospective client but to all materials to be provided at one-on-one conferences with clients or prospective clients.

All questions concerning whether a given communication constitutes advertising or sales literature, or whether an item of marketing material or advertising has been approved for distribution, should be directed to the Compliance Officer or General Counsel.

XIII.	Solicitation of Prospective Clients.

As a registered investment adviser, ADVISER must disclose to each prospective client information concerning ADVISER’s background and business practices and obtain from each client information about its financial situation and investment objectives.

A.	Disclosing Information to Prospective Clients.

When entering into advisory contracts, ADVISER is required to deliver to each client a written disclosure statement describing ADVISER at least two calendar days before entering into any advisory agreement with the client, or ADVISER may deliver the disclosure document at the time ADVISER enters into the agreement with the client if the client may terminate the agreement without penalty within five business days. Each year, ADVISER either must deliver the disclosure document to each existing client or offer in writing to deliver it to the client on request and without charge.

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ADVISER uses its current Form ADV Part II as ADVISER’s written disclosure statement. ADVISER personnel involved with managing client accounts or marketing should have a working understanding of the information contained in Part II.

ADVISER’s agreements require each new client to acknowledge receipt of the Form ADV, Part II. Before opening a new client account, it is the responsibility of all ADVISER employees to make sure that the prospective client has in fact received a current copy of ADVISER’s Form ADV Part II or a separate brochure and has acknowledged receipt of the document.

The Compliance Officer shall take steps to ensure that, at least annually, all existing clients receive or are offered in writing a current copy of Part II of the Form ADV or a separate brochure.

B.	Obtaining Information about Prospective Clients.

As a fiduciary, ADVISER must obtain sufficient information about its clients to ensure that the client’s account is managed consistent with the client’s needs, financial circumstances, and investment objectives. The Compliance Officer will coordinate with other personnel responsible for servicing client accounts to ensure that this information is periodically requested and obtained from clients. Any changes to client information is presumed to be material.

C.	Arrangements with Third-Party Solicitors.

On occasion, ADVISER may enter into arrangements with a third party to solicit or refer clients to ADVISER for a fee. These arrangements are subject to strict SEC regulation. In addition, the laws of some states require that third-party solicitors themselves be registered with the state as investment advisers or investment adviser agents. Under Advisers Act Rule 206(4)-3, the following conditions must be met before referral or solicitation fees can be paid to third-party solicitors:

•	ADVISER must have a written agreement with the solicitor that: (1) describes the activities the solicitor will perform and the compensation it will receive; (2) includes the solicitor’s promise to comply with ADVISER’s instructions and applicable law; and, (3) requires the solicitor, at the time of the solicitation, to deliver to each prospective client current copies of ADVISER’s Form ADV Part II, as well as a separate written disclosure statement that sets forth the names of the solicitor and ADVISER, describes ADVISER’s arrangements with the solicitors, discloses that the solicitor will be paid for solicitation activities, and describes the specific terms of compensation (including whether ADVISER will pass on to clients all or part of the cost of the solicitation fees);

•	ADVISER must keep a copy of the written agreement as part of its books and records;

•	ADVISER must obtain from each client so solicited, before or at the time of entering into an investment management agreement with the client, a signed and dated statement acknowledging the client’s receipt of its brochure and the solicitor’s written disclosure statement, copies of which ADVISER must retain in its files;

•	No solicitation fee may be paid to any person who is subject to a statutory disqualification (as set forth in Sections 203(e) and (f) of the Advisers Act, which includes certain financially related felonies and misdemeanors and SEC enforcement actions); and,

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•	ADVISER must make a good-faith effort to determine whether the solicitor is in compliance with the terms of the agreement and have a reasonable basis for believing that the solicitor is in fact in compliance.

In addition, if the solicited client is an advisory client of the solicitor and is subject to ERISA, ADVISER must inform the solicitor that the solicitor must either waive the solicitation fee or offset its own management fee by the amount of the solicitation fees it receives as a result of the ERISA client’s investment.

Neither ADVISER nor any employee may pay, or agree to pay, any cash fee to any third person in exchange for the person’s soliciting clients for, or referring clients to, ADVISER, except in accordance with these requirements and with the prior approval of the Compliance Officer. Non-cash fees are not permitted, including the promise of brokerage commissions in exchange for referrals.

No referred client may be charged a higher management or any other type of fee as a result of the solicitation arrangement.

D.	Acting as a Solicitor for Other Advisers.

ADVISER may enter into arrangements with a third-party adviser to act as solicitor for that adviser. The same SEC rules as noted above apply in this situation, and the ADVISER employee acting as the solicitor may be required to register with one or more states as an investment adviser agent. An ADVISER employee that wishes to act as a solicitor for a third party adviser that is registered only with one or more states, or that is not registered with the SEC or any state, must first obtain the Compliance Officer’s written approval. Under Advisers Act Rule 206(4)-3, ADVISER must adhere to the following conditions before ADVISER can receive referral or solicitation fees:

•	ADVISER must have a written agreement with the third party adviser that: (1) describes the solicitation activities ADVISER will perform and the compensation ADVISER and the employee will receive; (2) includes ADVISER’s promise to comply with the third party’s instructions and applicable law; and (3) requires ADVISER, at the time of the solicitation, to deliver to each prospective client current copies of the third party adviser’s Form ADV Part II, as well as a separate written disclosure statement that sets forth the names of the ADVISER and the third party adviser, describes ADVISER’s arrangements with the third party adviser, discloses that ADVISER will be paid for solicitation activities, and describes the specific terms of compensation (including whether the third party adviser will pass on to clients all or part of the cost of the solicitation fees); and,

•	No ADVISER employee that is subject to a statutory disqualification (as set forth in Sections 203(e) and (f) of the Advisers Act, which includes certain financially related felonies and misdemeanors and SEC enforcement actions).

ADVISER may solicit its own advisory clients for a third party adviser. For example, a third party adviser that sponsors a hedge fund may pay ADVISER to solicit its own advisory clients to invest in that fund. This situation, however, presents a conflict of interest for ADVISER, which as a fiduciary must act in its clients’ best interests. Additional compensation in the form of solicitation fees may affect an adviser’s judgment. It is imperative that when ADVISER personnel solicit ADVISER advisory clients for another adviser, they emphasize that ADVISER and the employee will be paid additional compensation that could influence its recommendation. This disclosure must be made even to clients that have given ADVISER complete discretion over their accounts.

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In addition, if the solicited ADVISER client is subject to ERISA, ADVISER must either waive the solicitation fee or offset its own management fee by the amount of the solicitation fees it receives as a result of the ERISA client’s investment.

Neither ADVISER nor any employee may act or agree to act as a solicitor for any third-party adviser for cash compensation except in accordance with these requirements and with the prior approval of the Compliance Officer. Non-cash fees are not permitted, including accepting the promise of brokerage commissions in exchange for referrals.

E.	Investment Management Agreements.

Section 205 of the Advisers Act and Rules 205-1 through 205-3 govern the contents of agreements between an investment adviser and its clients. Forms of Advisory Agreements are included as Attachment 5. Neither ADVISER nor any of its employees may enter into an investment management agreement with any client except with the prior approval of the Managing Partner or General Counsel of ADVISER. Please refer to Section XV below for details about the investment management agreement.

XIV.	Performance of Investment Advisory Activities.

A.	Who May Give Investment Advice or Exercise Investment Discretion.

Only the Portfolio Manager may determine the investment advice to be given to clients.

B.	Compliance with Client Investment Guidelines; Suitability of Advice and Recommendations.

It is the responsibility of the Portfolio Manager and Portfolio Strategist to ensure that each client’s account is managed in accordance with: (1) the client’s written investment objectives, guidelines, or restrictions, if any; and, (2) the terms of ADVISER’s investment management agreement with that client. In addition, when recommending securities or a particular investment strategy to a client, the Portfolio Manager must have reasonable grounds for believing that the recommendation or strategy is suitable for the client on whose behalf it is made, based on the Portfolio Manager’s knowledge of relevant information concerning the client’s stated and current investment objectives, financial position and needs, ability and willingness to accept risks, other securities positions or investments, and any other relevant factors that should influence an investment decision.

In the case of an institutional client, the client investment guidelines are of chief importance, but other relevant factors may include the present size of the account, expected inflow and outflow of funds, and, in the case of pension or profit-sharing-plan clients, plan provisions, the type of plan, the number of participants, and the age distribution of those participants.

C.	Brokerage Discretion.

1.            Best Execution. The Portfolio Manager may consider numerous factors in arranging for the purchase and sale of clients’ portfolio securities. These include any legal restrictions, such as those imposed under the securities laws and ERISA, and any client-imposed restrictions. Within these constraints, the Portfolio Manager shall employ or deal with members of securities exchanges and other brokers and dealers or banks as ADVISER approves, including ADVISER itself, that will, in the Portfolio Manager’s judgment,

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provide “best execution” (i.e., prompt and reliable execution at the most favorable price obtainable under the prevailing market conditions) for a particular transaction for the client’s account. ADVISER generally will be used to execute client transactions, unless this would not result in best execution or the client has requested another arrangement.

In determining the abilities of a broker-dealer or bank to obtain best execution of portfolio transactions, ADVISER and its portfolio managers will consider all relevant factors, including:

•	The execution capabilities the transactions require;

•	The ability and willingness of the broker-dealer or bank to facilitate the accounts’ portfolio transactions by participating for its own account;

•	The importance to the account of speed, efficiency, and confidentiality;

•	The apparent familiarity of the broker-dealer or bank with sources from or to whom particular securities might be purchased or sold;

•	The reputation and perceived soundness of the broker-dealer or bank; and,

•	Other matters relevant to the selection of a broker-dealer or bank for portfolio transactions for any account.

ADVISER and the portfolio managers also should be aware of the current level of the charges of eligible broker-dealers and banks, minimizing the expense incurred for effecting portfolio transactions to the extent consistent with the interests and policies of client accounts. However, ADVISER will not seek in advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transaction or select any broker-dealer or bank on the basis of its purported or “posted” commission rate structure.

Note also that ADVISER does not engage in “soft dollar” arrangements.

2.            Directed Brokerage. ADVISER will enter into directed brokerage arrangements at a client’s request; i.e., if the client directs ADVISER to execute all trades through an ADVISER affiliate or another broker-dealer. Because this arrangement may influence ADVISER to trade a client’s account more frequently through an ADVISER affiliate and thus presents ADVISER with a conflict of interest, ADVISER personnel must discuss this conflict with the client, and the client must sign a directed brokerage agreement that states that percentage of trades ADVISER will execute, the limit on the aggregate amount of commissions, and the commission rate.

D.	Principal and Agency Cross Transaction Procedures.

A “principal transaction” is a transaction in which ADVISER or an affiliate acts as principal for its own account in selling securities to or purchasing securities from a client account.

Under the Advisers Act, ADVISER is prohibited from engaging in principal transactions with its clients without first disclosing to the client in writing, before the transaction settles, the capacity in which ADVISER is acting and obtaining the client’s specific consent to the transaction. This disclosure must be given and client consent obtained on a transaction-by-transaction basis. Blanket consents are not permitted.

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The disclosure provided to clients must be written; however, the client’s consent may be oral, provided a written record of the time, date, and ADVISER employee receiving the client’s consent is made and kept in the client’s file. A follow-up letter should be sent promptly to the client confirming the consent. The restrictions on principal trades reach affiliates of ADVISER. Therefore, ADVISER may not effect a trade for a client with any ADVISER affiliate listed on Attachment 7 when that affiliate acts as principal, unless the disclosure is given and consent received.

If the client is an ERISA account, and ADVISER has investment discretion in the transaction, neither ADVISER nor any affiliate may act as principal under any circumstances.

An “agency cross transaction” is a transaction in which ADVISER or an affiliate acts as an investment adviser in a transaction for an advisory client and ADVISER or an affiliate acts as a broker for both sides of the transaction. Agency cross transactions also require prior disclosure and client consent on a trade-by-trade basis or comply with Advisers Act Rule 206(3)-2, which allows clients to give a “blanket” consent to agency cross trades, provided that ADVISER sends the client periodic statements describing the cross trades, and neither ADVISER nor any ADVISER affiliate recommended the trade to both buyer and seller. ADVISER may enter into cross trades involving ERISA clients under similar restrictions.

An internal cross trade occurs when ADVISER causes one account to sell to another account with no commission or other charges imposed. Internal crosses are permitted so long as the transaction is in the best interests of both accounts. Internal crosses are not permitted for ERISA accounts, and special rules apply when one party to an internal cross is a registered investment company (see Rule 17a-7 under the Investment Company Act of 1940).

Before effecting a principal, agency cross, or internal cross transaction for any client, employees must confirm ADVISER’s ability to execute the trade with the Compliance Officer.

E.	Batching of Orders and Allocation Procedures.

The regulation of ADVISER’s trading practices generally is based on the broad fiduciary duties owed by HARVEST to its clients under the Advisers Act. As an investment adviser, HARVEST owes a fiduciary duty of loyalty to each of its clients requiring it to act in their best interests and to treat clients fairly with respect to each other. It is this fiduciary duty that is the basic principle underlying these trade allocation procedures.

As used herein, an “account” refers to any separately managed account, sub-account, or investment product, such as a private pooled fund or wrap fee account for which HARVEST provides investment advice.

In general, investment decisions for a client are made in accordance with the investment objectives, guidelines, and restrictions governing that account and are independent of investment decisions made for other clients (or accounts). However, because investment decisions frequently affect more than one account, it is inevitable that, at times, it will be desirable to acquire or dispose of the same securities for more than one client account at or around the same time. The allocation of trades among these client accounts presents concerns central to an investment adviser’s duty to ensure that each client receives fair treatment in the trading process. These concerns could be elevated for accounts, if any, where HARVEST receives performance-based compensation.

Accordingly, the procedures outlined below are designed to ensure that investment opportunities are allocated equitably among different client accounts. These procedures also seek to ensure reasonable

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efficiency in client transactions and to provide portfolio managers with flexibility to use allocation methodologies appropriate to their investment disciplines and client base.

1.	Summary of Procedures

•	Whenever possible, trades in the same security transacted on behalf of more than one account will be aggregated in order to facilitate best execution and to reduce brokerage commissions and other costs. Transactions may not be aggregated unless such aggregation is consistent with the duty to obtain best execution.

•	The aggregated transactions will be effected on an objective basis and in a manner designed to ensure that no participating account is favored over any other client. When possible, securities bought or sold in an aggregated transaction will be allocated on a pro-rata basis among the participating client accounts.

•	Each account participating in an aggregated trade will pay the average share price for that aggregated trade.

•	When possible, the Portfolio Manager should determine each account’s allocation before the transaction is submitted to the Trader and should document the allocation in the Portfolio Manager’s Dashboard file, or if not available, a comparable hard-copy form.

•	In situations where investment opportunities are too limited for all accounts to share (even on an allocated basis), such transactions will be allocated in an objective manner, such as on a rotation basis that the portfolio manager, in good faith, determines to be a fair and equitable allocation.

•	Where it is not possible to aggregate a client account order with other managed accounts (due to the structure of the client’s account; i.e., wrap fee products or regulatory prohibitions), it is the Portfolio Manager’s responsibility to manage the investment process to ensure that all accounts receive fair and equitable treatment over time.

2.	Allocation Procedures – Aggregated Trades.

As a general rule, all contemporaneous client trades in the same security for accounts will be aggregated in a single order (if the terms are the same or for orders at the market). Exceptions are discussed below in Section 9. Orders will be executed in the order entered and each participating account will receive a pro-rata portion of the executed orders at the price averaged across all orders.

3.	Allocation Procedures – Allocation Methodologies.

In general, all accounts participating in an aggregated transaction will participate on a pro-rata, percentage, or other objective basis. Such allocation is intended to occur concurrent with the trade, such that the asset received cannot be allocated on a preferential basis to any one account. Under certain circumstances, including but not limited to cash balances, current position/portfolio weightings, investment guidelines, funding dates, or capital flows, the amount of securities allocated to an account may be increased or decreased.

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The basic allocation methodologies are as follows:

a.	General.

•	Subject to the exceptions noted above, securities bought and sold in an aggregated transaction will be allocated on a pro-rata basis to the participating client accounts.

•	Any change in allocation during the trading day will be subject to approval by the CCO or COO. Limited exceptions apply where the Portfolio Manager, the Portfolio Strategist, or the Trader determines that the documentation clearly shows that the incorrect allocation was simply an administrative error as opposed to a change in investment decision or in order to correct an investment guideline violation.

•	Percentage allocation formulas can be used in place of a pro-rata allocation.

b.	Initial Public Offerings and Secondary Offerings.

•	Initial public offerings (“IPOs”) and secondary offerings (hereinafter “Offering Shares”) of equity securities will be allocated as per the general allocation rules noted; however, given the size of many of HARVEST’S client accounts, if Offering Shares were allocated based solely on a pro-rata allocation method, one client could conceivably consume virtually all of the allocation that HARVEST receives. Additionally, it may not be possible to adequately build proper portfolio position sizing for larger accounts, given Offering Share allocations or market liquidity. Accordingly, all accounts with assets over $100 million are capped at $100 million for purposes of Offering Shares.

•	The Portfolio Manager is responsible for determining whether to place an order for any Offering Shares for each client account HARVEST manages. Only those client accounts for which the proposed investment is determined by the Portfolio Manager to be suitable shall be eligible to submit an order for Offering Shares.

•	Exceptions to the pro rata with accounts capped at $100 million allocation methodology for Offering Shares may be utilized in the event that a fund or account has a different cash position due to, among other reasons, funding dates or capital flows. For example, if smaller accounts have their positions filled, it is permissible for the Portfolio Manager to buy additional shares for a larger account above the $100 million cap. Exceptions, if any, must be reviewed and approved by the CCO or COO no later than one hour after the opening of the market on the trading day following the day the order was executed.

c.	Other Methods of Allocation.

In certain situations, other methods of trade allocation are permissible provided that all accounts receive fair and equitable treatment and the reason for the different allocation is explained and approved by the CCO or COO no later than one hour after the opening of the market on the trading day following the day the order was executed.

4.	Rotation.

In situations where average daily trading volumes are too low for a trade to be effectively allocated among all accounts, such investment opportunities may be allocated by rotation, provided that the rotation system implemented results in fair access to such investment opportunities for all accounts over time. The

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rotation protocol is not designed for trade executions relating to investing of new accounts or client-directed contributions or withdrawals of assets.

In implementing such a rotation policy, the ADVISER shall group accounts and funds traded by HARVEST as follows:

•	Accounts and funds managed by HARVEST shall be grouped in one trading list entitled Group One. This list shall include the wrap accounts managed for Credit Suisse.

•	The wrap accounts managed on behalf of Goldman, Sachs & Co. shall be grouped in a separate list entitled Group Two.

•	On the first trading day, when the trade rotation policy is implemented, Group One shall trade first, followed by Group Two. On the next day the trade rotation is implemented, Group Two shall trade first, followed by Group One.

•	In the event the trade rotation is implemented for more than one security as part of a trading program, ADVISER will trade each security in the same rotation. For example, if three securities are part of the trading program, ADVISER will begin trading all three securities at the same time. Each security will be traded independently, but will follow the same rotational trading list order. Certain securities may be traded more quickly or slowly than others depending on liquidity, market conditions, and other factors.

•	Special situations may arise during a trade cycle, which may cause different allocation methods to be used. Exceptions to the normal guidelines must be approved by the CCO or COO.

5.	Price Averaging.

If an aggregated order is filled in a series of transactions at several different prices, participating accounts should participate at the average share price received in those transactions.

6.	Costs.

Costs incurred on an aggregated transaction should be shared pro-rata based on each account’s order size.

7.	Partial Fills.

If a trade is not completed within a given day, the following procedures applicable to "partial fills" will be used. Each day's fill will be allocated on a pro-rata basis among each participating account at the close of business that day at the average price, if applicable. In addition, when the total final execution amount of a trade order is materially less than the amount of the requested order, certain accounts may be removed entirely from the list of participants, and the amount of the allocation can be adjusted to avoid inefficient results. When an allocation is changed for this reason, an explanatory note should be included in the Portfolio Manager’s Dashboard or similar hard-copy form.

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8.	Different Types of Accounts.

ADVISER manages several different types of accounts: for example, institutional accounts, ERISA accounts, incentive fee accounts, investment partnership accounts in which HARVEST employees may participate as limited partners, and portfolios on a sub-advisory basis. Because of the different fee structures and investment involvement, ADVISER may be viewed as having a reason to favor the performance of one account over another. The Portfolio Manager should be sensitive to such appearances when making allocation decisions. In order to avoid any appearance of favoritism in the allocation of trades, transactions should be aggregated, price-averaged, and allocated on an objective pro-rata basis as often as possible.

9.	Exceptions.

All exceptions to standard allocation/rotation procedures must be documented and approved by the CCO or COO. Permissible bases for deviating from standard pro-rata allocation methods include:

•	Cash limitations or excess cash.

•	Specific overriding client instructions.

•	Existing portfolio composition and applicable industry, sector, or capitalization weightings.

•	Partial fill of trade order; actual transaction amount is too small to allocate among original participants.

•	Small account; allocation may be adjusted to minimize custodian fees and transaction charges for small accounts or otherwise to improve the efficiency of the transaction.

•	Undesirable position size; in certain cases the amount allocated to an account on a pro-rata basis may create an undesirably small or undesirably large position, warranting an appropriate adjustment.

•	Need to restore appropriate weightings if client portfolio has become distorted.

•	Client sensitivity to turnover (these accounts may be excluded from participation in positions that are not expected to be long term holdings).

•	Client tax status or tax considerations that differ among taxable and tax-exempt accounts given the unique tax issues accompanying investments in MLPs.

•	Accounts that utilize swap trades versus equity trades.

Permissible bases for not aggregating client trades include:

•	Use of limit orders, which may preclude effective bunching.

•	Trading inefficiencies created by bunching.

•	Trades that are motivated by different factors creating inconsistent price/execution considerations.

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10.	Short Sales

Generally, a security that is sold short for an account, such as a hedge fund, should not be held long in a long-only account managed by ADVISER. Exceptions to this policy may be permitted only upon a determination by the Portfolio Manager that the sale is justified in light of the different investment programs and that the short sale will not negatively impact the positions in the other accounts. The Portfolio Manager should document this determination in the Dashboard and should seek approval from the CCO or COO. A security sold short that is not held long in a long-only account managed by the ADVISER does not require this determination or documentation.

F.	Proxy Voting Policies and Procedures.

Unless directed otherwise by contract, the ADVISER generally is responsible for voting proxies with respect to securities held in client accounts, including clients that are pension plans (“plans”) subject to ERISA. This document sets forth ADVISER’s policy with respect to proxy voting and its procedures to comply with SEC Rule 206(4)-6 under the Investment Advisers Act of 1940. Specifically, Rule 206(4)-6 requires that ADVISER:

•	Adopt and implement written policies and procedures reasonably designed to ensure that ADVISER votes client securities in the best interest of those clients;

•	Disclose to clients how they may obtain information as to how ADVISER voted proxies for their securities; and,

•	Describe proxy voting policies and procedures to clients and furnish them a copy of ADVISER policies and procedures on request.

ADVISER does not respond to legal actions, such as notices of class action suits or bankruptcy filings relating to securities held in a clients’ account. ADVISER arranges for these materials to be forwarded to clients. ADVISER may, but is not obligated to, respond to corporate actions, such as tender offers and rights offerings.

1.            Objective. Where ADVISER is given responsibility for voting proxies, reasonable steps must be taken under the circumstances to ensure that proxies are received and voted in the best interests of clients, which generally means voting proxies with a view toward enhancing the value of securities held in client accounts.

The financial interest of ADVISER clients is the primary consideration in determining how proxies should be voted. In the case of social and political responsibility issues that in ADVISER’s view do not primarily involve financial considerations, it is not possible to represent fairly the diverse views of all clients and thus, unless a client has provided other instructions, ADVISER generally votes in accordance with its own recommendations on these issues, although on occasion ADVISER abstains from voting on such issues.

When making proxy-voting decisions, ADVISER generally adheres to its Proxy Voting Guidelines (the “Guidelines”), as revised from time to time by ADVISER’s Officers. These Guidelines are described generally in ADVISER’s Form ADV Part II and are made available to clients on request. The Guidelines set forth ADVISER’s positions on recurring issues and criteria for addressing non-recurring issues, and incorporate standing operating policies. The Guidelines are attached as Attachment 8.

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2.            Accounts for which ADVISER Has Proxy Voting Responsibility. ADVISER generally is responsible for voting proxies with respect to securities selected by ADVISER and held in client accounts. ADVISER is generally responsible for proxy voting unless the client has directed ADVISER to the contrary in writing. As a general rule, ADVISER does not, however, vote proxies for securities not selected by ADVISER but that are nevertheless held in a client account or where ADVISER otherwise is not vested with discretionary authority over securities held in a client account.

Although clients may reserve to themselves or assign to another person proxy voting responsibility, certain formalities must be observed in the case of ERISA plans. Where authority to manage ERISA plan assets has been delegated to ADVISER, this delegation automatically includes responsibility to vote proxies unless the named fiduciary that appointed ADVISER has expressly reserved to itself or another named fiduciary proxy voting responsibility. To be effective, a reservation of proxy voting responsibility for a given ERISA plan should:

•	Be in writing;

•	State that ADVISER is “precluded” from voting proxies because proxy voting responsibility is reserved to an identified named fiduciary; and,

•	Be consistent with the plan’s documents (which should provide for procedures for allocating responsibilities among named fiduciaries).

3.            Adherence to Client Proxy Voting Policies. Although clients do not always have proxy voting policies, if a client has such a policy and instructs ADVISER to follow it, ADVISER is required to comply with it except in any instance in which doing so would be contrary to the economic interests of the plan or otherwise imprudent or unlawful. In the case of ERISA plans, ADVISER, as a fiduciary, is required to discharge its duties in accordance with the documents governing the plan (insofar as they are consistent with ERISA). These documents include statements of proxy voting policy.

ADVISER must to the extent possible comply with each client’s proxy voting policy. If such policies conflict, ADVISER may vote proxies to reflect each policy in proportion to the respective client’s interest in any pooled account (unless doing so would be imprudent or otherwise inconsistent with applicable law).

4.            Arrangements with Outside Services. Due to their GP/LP corporate structure, MLPs have limited proxy activity annually. As such, and in light of the limited universe of MLPs, ADVISER does not currently contract with an outside service to assist in voting proxies.

Although we may contact outside services to understand their client recommendations on proxy issues, ADVISER bears ultimate responsibility for proxy voting decisions. For ERISA plans for which ADVISER votes proxies, ADVISER is not relieved of its fiduciary responsibility by following the directions of a service such as ISS or the ERISA plans’ named fiduciaries or by delegating proxy voting responsibility to another person.

5.            Conflicts. From time to time, proxy voting proposals may raise conflicts between the interests of Adviser’s clients and the interests of ADVISER and its employees. ADVISER must take certain steps designed to ensure that such conflicts have been addressed and must be able to demonstrate that those steps resulted in a decision to vote the proxies that was based on the clients' best interests and was not the product of such conflicts. For example, conflicts of interest may arise when:

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•	Proxy votes regarding non-routine matters are solicited by an issuer that has an institutional separate account relationship with ADVISER;

•	A proponent of a proxy proposal has a business relationship with ADVISER;

•	ADVISER has business relationships with participants in proxy contests, corporate directors, or director candidates;

•	An ADVISER employee has a personal interest in the outcome of a particular matter before shareholders; or,

•	An ADVISER employee has a business or personal relationship with participants in proxy contests, corporate directors, or director candidates.

ADVISER’s Officers are responsible for identifying proxy voting proposals that present a conflict of interest in accordance with such criteria as they may stipulate from time to time.

If ADVISER receives a proxy relating to an issuer that raises a conflict of interest, the Officers shall determine whether the conflict is “material” to any specific proposal included within the proxy, as follows:

•	Routine Proxy Proposals – Proxy proposals that are “routine” shall be presumed not to involve a material conflict of interest for ADVISER, unless the Officers have actual knowledge that a routine proposal should be treated as material. For this purpose, “routine” proposals would typically include matters such as an uncontested election of directors, meeting formalities, and approval of an annual report or financial statements.

•	Non-Routine Proxy Proposals – Proxy proposals that are “non-routine” will be presumed to involve a material conflict of interest, unless the Officers determine that neither ADVISER nor its personnel have such a conflict of interest. For this purpose, “non-routine” proposals would typically include any contested matter, including a contested election of directors, a merger or sale of substantial assets, a change in the articles of incorporation that materially affects the rights of shareholders, and compensation matters for management (e.g., stock option plans, retirement plans, and profit sharing or other special remuneration plans).

Although non-routine proposals are presumed to involve a material conflict of interest, the Officers may determine on a case-by-case basis that particular non-routine proposals do not involve a material conflict of interest. To make this determination, they may consider whether ADVISER’s employees may have a business or personal relationship with a participant in a proxy contest, the issuer itself, the issuer’s pension plan, or corporate directors or candidates for directorships, and will survey each of its employees to elicit whether any of them have such a business or personal relationship. The Officers will then record in writing the basis for any such determination.

For any proposal where the Officers determine that ADVISER has a material conflict of interest, ADVISER may vote a proxy regarding that proposal in any of the following ways:

•	Refer the Proposal to the Client – ADVISER may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.

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•	Obtain Client Ratification – If ADVISER is in a position to disclose the conflict to the client (i.e., such information is not confidential), ADVISER may determine how it proposes to vote, fully disclose the nature of the conflict to the client, and obtain the client’s consent as to how ADVISER will vote on the proposal (or otherwise obtain instructions from the client as to how the proxy on the proposal should be voted).

•	Use a Predetermined Voting Policy – ADVISER may vote according to its Guidelines or, if applicable, the proxy voting policies mandated by the client, so long as the subject matter of the proposal is specifically addressed in the Guidelines or proxy voting policies, such that ADVISER will not be exercising discretion on the specific proposal raising a conflict of interest.

•	Use an Independent Third Party for All Proposals – Subject to any client-imposed proxy voting policies, ADVISER may vote all proposals in a proxy according to the policies of an independent third party, such as ISS or IRRC (or have the third party vote such proxies).

•	Use an Independent Third Party to Vote the Specific Proposals that Involve a Conflict – Subject to any client-imposed proxy voting policies, ADVISER may use an independent third party (such as ISS or IRRC) to recommend how the proxy for specific proposals that involve a conflict should be voted (or have the third party vote such proxies).

6.            Special Issues with Voting Foreign Proxies. MLPS are U.S.-based entities. As such, the ADVISER does not deal with shares of foreign stocks, which might involve significantly greater effort and corresponding cost due to the variety of regulatory schemes and corporate practices in foreign countries with respect to proxy voting. Logistical problems in voting foreign proxies include the following:

•	Each country has its own rules and practices regarding shareholder notification, voting restrictions, registration conditions, and share blocking.

•	To vote shares in some countries, the shares may be “blocked” by the custodian or depository (or bearer shares deposited with a specified financial institution) for a specified number of days (usually five or fewer, but sometimes longer) before or after the shareholder meeting. When blocked, shares typically may not be traded until the day after the blocking period. ADVISER may refrain from voting shares of foreign stocks subject to blocking restrictions where, in ADVISER’s judgment, the benefit from voting the shares is outweighed by the interest of maintaining client liquidity in the shares. This decision generally is made on a case-by-case basis based on relevant factors, including the length of the blocking period, the significance of the holding, and whether the stock is considered a long-term holding.

•	Often it is difficult to ascertain the date of a shareholder meeting because certain countries do not require companies to publish announcements in any official stock exchange publication.

•	Time frames between shareholder notification, distribution of proxy materials, book closure, and the actual meeting date may be too short to allow timely action.

•	Language barriers will generally mean that an English translation of proxy information must be obtained or commissioned before the relevant shareholder meeting.

•	Some companies and/or jurisdictions require that, to be eligible to vote, the shares of the

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beneficial holders be registered in the company’s share registry.

•	Some countries lack a “proxy voting service” by custodians.

Because the cost of voting a particular proxy proposal could exceed the expected benefit to a client (including an ERISA plan), ADVISER may weigh the costs and benefits of voting proxy proposals relating to foreign securities and will make an informed decision as to whether voting a given proxy proposal is prudent.

7.            Reports. ADVISER’s Form ADV Part II describes how clients may obtain information from ADVISER as to how it voted proxies with respect to their securities. If requested, ADVISER will provide clients with periodic reports on ADVISER’s proxy voting decisions and actions for securities in their accounts, in such forms or intervals as clients reasonably request. In the case of ERISA plans, the named fiduciary that appointed ADVISER is required to periodically monitor ADVISER’s activities, including decisions and actions with regard to proxy voting. Accordingly, ADVISER provides these named fiduciaries on request with reports to enable them to monitor ADVISER’s proxy voting decisions and actions, including our adherence (as applicable) to their proxy voting policies.

8.	Operational Procedures.

a.            Role of the Operations Team. ADVISER’s Operations Team is primarily responsible for receiving, processing, and voting proxies for securities held in the portfolios of our clients.

Once a client account is established, the Compliance Officer or General Counsel will arrange for the client’s custodian to forward proxy materials it receives to the ADVISER.

It is ADVISER’s general policy to have proxies voted at least one calendar day prior to the deadline. Unfortunately, in some instances, proxy materials are received with less than a week’s time before the deadline, and in such cases, ADVISER uses reasonable efforts to exercise its vote.

b.            Role of the Investment Committee. After receiving a proxy, the Compliance Officer or General Counsel will meet with the Investment Committee for consideration of the proxy. In determining how to vote a given proxy, ADVISER generally adheres to the Guidelines, as revised from time to time by the Officers except to the extent superseded by client proxy voting policies. Proposals not covered by the Guidelines and contested situations are to be evaluated on a case-by-case basis by the Officers or the Investment Committee.

c.            Role of the Officers. ADVISER’s Officers are responsible for setting (and reviewing from time to time, but at least annually, and making appropriate changes to) the firm’s position on various corporate governance issues, as set forth in these guidelines. The Officers shall also provide oversight to the firm’s Investment Committee from time to time on significant proxy voting proposals or issues.

d.            Disclosures of Proxy Voting Intentions. ADVISER personnel should not discuss with members of the public how ADVISER intends to vote on any particular proxy proposal without the advance approval of its General Counsel. This does not restrict communications in the ordinary course of business with named fiduciaries of ERISA plans or other clients for which ADVISER votes proxies. Disclosure of ADVISER’s proxy voting intentions – especially with the purpose or effect of influencing the management or control of a company – could trigger various restrictions under the federal securities laws, including the proxy solicitation, beneficial ownership, and short-swing profit liability provisions of the Securities Exchange Act of 1934.

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9.            Securities Subject to Lending Arrangements. For various legal or administrative reasons, ADVISER is often unable to vote securities that are, at the time of such vote, on loan pursuant to a client’s securities lending arrangement with the client’s custodian. ADVISER will refrain from voting such securities where the costs to the client and/or administrative inconvenience of retrieving securities then on loan outweighs the benefit of voting, assuming retrieval under such circumstances is even feasible. In certain extraordinary situations, ADVISER may seek to have securities then on loan pursuant to such securities lending arrangements retrieved by the clients’ custodians for voting purposes. This decision will generally be made on a case-by-case basis based on whether the matter to be voted has critical significance to the potential value of the securities in question, the relative cost and/or administrative inconvenience of retrieving the securities, the significance of the holding, and whether the stock is considered a long-term holding. There can be no guarantee that any such securities can be retrieved for such purpose.

ADVISER will not vote proxies for clients that do not wish ADVISER to undertake this task. The client must indicate in the advisory agreement whether it will vote proxies or will delegate this to another entity.

Note however that in the case of an ERISA plan, unless another “named fiduciary” for such plan has expressly reserved and is exercising proxy voting responsibility, ADVISER, as the investment manager for the account, must vote all proxies for securities held for that plan’s account.

The General Counsel is responsible for identifying those accounts for which ADVISER will vote proxies (if any) and those for which proxies are to be forwarded to the client or another person. The General Counsel shall make appropriate arrangements with each account custodian to have proxies forwarded, on a timely basis, to the client or other appropriate person, and shall take any needed steps to correct any delays or other problems relating to the timely delivery of proxies and proxy materials.

All proxies and related proxy materials ADVISER receives are to be delivered to the General Counsel. Proxy cards and materials will be collected and those to be forwarded to clients, or to other entities specified in the investment management agreements with clients, will be sent promptly. Replacements for any missing proxy cards or materials will be solicited from account custodians.

G.	Review and Supervision of Accounts.

The Portfolio Manager is responsible for continuously monitoring client accounts for which he has primary responsibility to ensure they are being managed in a manner consistent with established objectives for the account and the client’s investment guidelines, if any.

H.	Reports to Clients.

Each separately managed account client receives a monthly account statement reflecting the total market value of the account and each security held in the account, including its cost, market value, and value as a percentage of total account value. Those clients with real-time access to ADVISER’s prime brokerage system will be deemed to have received account statements directly from the prime broker upon review and acceptance of ADVISER’s invoice.

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Each limited partner within each pooled vehicle receives a monthly account statement reflecting the total market value of that partner’s capital account, including relative and absolute performance statistics. In addition, each such partner receives that fund’s audited financial statements within 120 days of that fund’s fiscal year-end.

I.	Error Correction.

It is ADVISER’s policy that utmost care be taken in the handling and execution of client orders. However, errors may occur in handling these trades, caused either by ADVISER personnel or by firms with which ADVISER does business, such as broker-dealers. Examples of trade errors include orders: (1) in excess of the amount each account was intended to trade; (2) to sell a security when it should have been purchased (and vice versa); (3) for the wrong securities; or, (4) contrary to investment restrictions, limitations, or investment policies. Clerical mistakes not resulting in transactions in client accounts will not be subject to these principles.

In correcting trade errors, the following principles apply:

•	All errors are to be corrected as soon after discovery as is reasonably practicable and in such a manner that the client incurs no loss;

•	The party responsible for the error will bear the cost of correcting the error (including transaction costs);

•	Gains and losses in client accounts caused by trades made in error will be reversed; and,

•	Error reports must be completed and maintained for all trades made in error.

These principles are intended to provide general guidance. Exceptions may be warranted in particular circumstances. Significant exceptions will be discussed with the management team and documented if approved by them.

XV.	Investment Management Agreement Procedures.

A.	Investment Management Agreements.

All investment management or advisory arrangements with clients must be reflected in a written agreement signed by authorized representatives of both the client and ADVISER. Investment management agreements must be in a form that the General Counsel or Compliance Officer has approved. Most provisions are non-negotiable and are standard for the investment management industry. However, a prospective client may request certain changes. The General Counsel or Compliance Officer must approve any deviations from or changes to the standard form agreements, including changes in fee rates or account minima. Standard form agreements are included in Attachment 5. Management of an account may not begin until a signed and dated investment management agreement has been forwarded to the Compliance Officer. The Compliance Officer is responsible for confirming that the agreement has been signed, ensuring that the agreement is complete, and that a signed and dated original has been placed on file in a non-editable form.

ADVISER’s marketing and portfolio management staff must ensure that all items of information called for by the investment management agreement are completed. In particular: (1) the fee schedule to which the client agrees must be attached to the agreement; (2) the client’s investment policies, guidelines, or restrictions,

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if any, must be attached to the agreement; and, (3) a complete list describing the cash or other assets initially to be placed in the account must be provided, if relevant. If cash only is used to fund the account, the exact amount may be documented via a separate document or confirmation.

B.	Custody of Client Accounts and Assets.

The Advisers Act imposes certain duties on investment advisers that have custody or possession of client funds or securities. Custody includes:

•	Possession of client funds or securities, unless an adviser receives them inadvertently (e.g., from a client). If the adviser returns to the sender inadvertently received funds or securities within three business days of receipt, custody is avoided. However, class action settlement checks, tax refunds, and dividends or stock certificates received from a third party may be sent to the custodian if certain conditions are met.

•	Any arrangement that authorizes or permits an adviser to withdraw client funds or securities (e.g., check signing authority, a general power of attorney, direct debiting of advisory fees, etc.).

•	Acting in any capacity (e.g., general partner of a limited partnership, trustee, etc.) that gives an investment adviser legal ownership or access to client funds or securities.

Because ADVISER may debit its fees from some client accounts, ADVISER has custody of client assets and must comply with the custody rule. ADVISER must therefore: (1) segregate client funds and securities and maintain them with a “qualified custodian” (a bank or broker-dealer) in an account containing only assets of clients held in ADVISER’S name as agent or trustee; (2) notify clients in writing of the qualified custodian’s name, address, and the manner in which the funds or securities are maintained and of any changes to this information; and, (3) have a reasonable belief, after due inquiry, that clients receive at least quarterly statements from the custodian (such as by receiving duplicate copies of statements, obtaining certificates from custodians, or asking clients if they have received their statements).

If ADVISER has custody for any other reason, it must undergo a surprise verification of client assets. If ADVISER uses a related qualified custodian that is not operationally independent from ADVISER, ADVISER also must obtain an internal controls report form the custodian annually.

If ADVISER acts as a general partner or managing member of a privately offered fund, and the fund provides audited financials annually to its investors within 120 days of its fiscal year-end (180 days for a fund of funds), ADVISER need not use a qualified custodian, ensure at least quarterly statements are sent to investors, or undergo a surprise verification of assets in its custody.

C.	Fees and Billing.

The schedule of fees to be charged each client must be attached to each client’s investment management agreement, and a copy of the applicable fee schedule, together with the agreement, must be given to the client and placed in the client’s file. The contracts must state how accounts are to be valued in calculating fees. Generally, the market price of securities is used, but when there is no market price, ADVISER may use a pricing service or use its good-faith judgment.

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From time to time, the fee arrangement with a client may be changed. The client must agree in writing to any fee changes, with a copy of such agreement placed in the client’s file. Fees are generally billed to the account custodian, which may be ADVISER, and, if applicable and once approved, debited from the client’s account.

ADVISER may charge clients a performance fee, or carried interest, provided the client meets a wealth test. For individuals or companies, the client must have at least $750,000 under ADVISER’s management (not including assets in nondiscretionary brokerage accounts) or have more than $1.5 million in net worth, including assets held jointly with a spouse.

So-called “double-dipping” — which occurs when ADVISER invests client assets in a pool managed by ADVISER or its affiliates, and ADVISER charges the client both a pool-level and an account-level fee — is prohibited for ERISA clients. This practice, if used, must be clearly disclosed in the advisory agreement to all other clients.

Unearned, prepaid advisory fees must be refunded pro rata according to the number of days left in the billing period upon termination of a client agreement.

XVI.	ERISA Accounts.

When a client of ADVISER is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), ADVISER, as an investment manager for the plan, is considered a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and Department of Labor (“DoL”) rules and interpretations.

A.	General Fiduciary Obligations under ERISA.

As a fiduciary to an ERISA plan, ADVISER must:

•	Manage the plan's account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the plan;

•	Act with the “care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;”

•	Diversify the plan's investments so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and,

•	Comply with the documents and instruments governing the plan to the extent they are consistent with ERISA.

B.	Prohibited Transactions.

ADVISER must avoid any self-dealing transactions with the plan and be sure not to cause or permit the plan to engage in conflict-of-interest transactions with other plan fiduciaries or parties having certain other types of relationships to the plan, such as the employer or union that sponsors the plan or their employees, plan trustees, and certain providers of services to the plan, including broker-dealers, lawyers, administrators,

37

custodians, etc., unless the transaction has been exempted by a DoL rule or order. Conflict-of-interest transactions include acting as a principal in a client trade, selling any property to or buying any property from a client, accepting solicitation fees for referring an ERISA client to a third party, or lending money to or borrowing money from a plan. Many transactions permitted under the Advisers Act are prohibited under ERISA. Employees must consult the Compliance Officer or General Counsel if they are in any doubt as to whether a transaction is prohibited under ERISA.

C.	Compliance with Written Investment Policies and Guidelines for the Plan and Diversification Requirements.

If a “named fiduciary” to the plan (generally the entity that retains ADVISER) has issued written investment guidelines or policies for the plan, ADVISER must follow those guidelines or policies, unless, in the case of a particular transaction, the guidelines or policies mandate an investment decision that would be imprudent or otherwise inconsistent with ERISA. In following these guidelines or policies, ADVISER must ensure that any investment manager it recommends to the client and that the client selects is in the position to act as a fiduciary to the ERISA plan and follows the guidelines or policies as described above.

In addition, care must be taken to determine what percentage of the plan's assets ADVISER is to manage and, if ADVISER is to manage only a part of the plan's assets, the diversification standards that ADVISER must follow in managing that portion of the plan's account. These should be spelled out in ADVISER's management agreement with the plan and in written investment guidelines a “named fiduciary” to the plan provides to ADVISER. When ADVISER is expected to concentrate investments for the plan in a particular type or class of investments, the management agreement with ADVISER or supplemental investment guidelines should provide specific directions to that effect from a duly authorized “named fiduciary” for the plan. Where ADVISER manages only part of a plan's total assets, the management agreement should state that ADVISER is responsible for only those plan assets that are under its management and for investment of those plan assets according to the diversification and other written guidelines a named fiduciary has provided. If ADVISER is either expected to concentrate investments for the plan in a particular type or class of investments, or is expected to manage only a part of the plan's total assets, the management agreement also should state that the named fiduciary has responsibility for ensuring that the plan's assets, in the aggregate, are diversified, and that the decision to appoint ADVISER as an investment manager to the plan is being made as a part of an overall investment policy.

D.	Fidelity Bonds.

To manage an ERISA account, ADVISER must maintain a fidelity bond, unless the investment management agreement provides that ADVISER will be insured under the plan's own bond. A copy of the rider evidencing coverage of ADVISER should be obtained and kept on file. The Compliance Officer or General Counsel should be consulted as to the minimum amounts of insurance coverage required for each ERISA plan account.

E.	ERISA Plan Documents.

Before entering into an investment management agreement with an ERISA plan, the ADVISER employee responsible for the account should obtain and review with the Compliance Officer copies of the documents establishing and governing the plan and confirm that: (1) the person executing the investment management agreement with ADVISER on behalf of the plan has the authority to retain an outside investment manager; (2) the assignment of proxy voting responsibilities is consistent with the arrangements spelled out in ADVISER's contract with the plan; (3) ADVISER has properly authorized and current copies of any

38

investment policies, guidelines, or restrictions that must be followed in managing the plan's account, in addition to copies of any proxy voting policies for the plan; and, (4) the plan is permitted to add ADVISER as a named insured to the plan's own fidelity bond, as appropriate.

XVII.	Individual Retirement Accounts.

Individual Retirement Accounts (“IRAs”) and retirement plans that cover only self-employed individuals (or only the sole shareholder of a company and the shareholder's spouse) are subject to the same prohibited transaction restrictions as an ERISA plan under Section 4975 of the Internal Revenue Code of 1986, as amended. However, the specific and detailed obligations placed on an investment manager under the fiduciary provisions of ERISA (including a prudent man and diversification requirements, the obligation to vote proxies, and the fidelity bonding requirement) are not applicable to the management of IRAs and other non-ERISA plans. Of course, as an investment adviser, ADVISER is considered to be a fiduciary with respect to each client, including IRA and non-ERISA plan accounts, and is subject to common law fiduciary standards that encompass many of the same fundamental principles that was codified in ERISA.

XVIII.	Maintenance of Records.

A.	Client Files.

ADVISER maintains a client file for each active, past, and prospective client. These files must contain the following information:

•	The signed and dated original investment management agreement with the client;

•	Copies of any client investment objectives, guidelines, or restrictions;

•	Copies of any client proxy voting guidelines;

•	Copies of the ADVISER fee schedule applicable to the account;

•	In the case of an ERISA plan, a copy of the plan’s governing documents;

•	In the case of a corporate client, an original, signed, and dated Certificate of Incumbency listing the individuals who are authorized to execute the investment management agreement with ADVISER, giving instructions to ADVISER with respect to the account;

•	Copies of material correspondence to and from the client;

•	Copies of account statements or appraisals sent to the client; and,

•	Copies of any customer information statement or other information concerning the client’s finances and investment needs.

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B.	Correspondence.

SEC rules require ADVISER to keep originals of all communications it receives and copies of all communications it sends relating to its investment advisory business, including those concerning any investment advice given or proposed to be given to clients or actions taken in managing clients’ accounts. This includes email messages and other electronic communications. Documents may be scanned into an imaging system if they are indexed and can be retrieved easily.

Incoming correspondence from a client or concerning a client’s transactions or account should be placed in that client’s file. If the correspondence is a client complaint or a request for information or documents from a federal or state official or any other person, a copy of the correspondence should be forwarded to the Compliance Officer immediately.

C.	Account Reconciliations.

On a regular basis, the Chief Operating Officer, Portfolio Strategist, or Compliance Officer will review confirmations of orders entered on behalf of clients to compare and reconcile trade orders with executions and account balances as reflected in custodial records and periodic account statements. Upon the discovery of any discrepancy in these records, the Chief Operating Officer, Portfolio Strategist, or Compliance Officer will promptly contact the custodian to resolve the discrepancy.

D.	Client Complaints.

A complaint is an expression by or on behalf of a client of dissatisfaction with a service ADVISER or any of its employees has provided or with the conduct of ADVISER or any of its employees. A complaint may be made in written or oral form and may, but need not, include requests or demands that ADVISER take a specific action or that it refrain from doing so.

All client complaints, whether oral or written, must be brought to the attention of the Compliance Officer, General Counsel, or the Managing Partner immediately. A written record of any oral complaint should be made, including the name of the client, date of the complaint, and the substance of the complaint. A copy of written client complaint or the written record summarizing any oral complaint must be forwarded immediately to the Compliance Officer or General Counsel, who should then be consulted as to the resolution of such complaint.

E.	Client Updates.

The Portfolio Manager is responsible for ensuring that relevant information on each client assigned to him or her, including information concerning the client’s investment objectives and situation, is updated on a regular basis, but at least annually.

Changes to client account information, including client name, address, telephone number, authorized representatives of the client, transfers of ownership, and other related information may only be reflected on the client account records after reasonable inquiries have been made to confirm the changes.

XIX.	Record Preparation and Retention Requirements.

Rule 204-2 under the Advisers Act requires ADVISER to prepare certain books and records and to keep them for certain time periods (generally ranging from three to six years). Attachment 6 includes schedules that: (1) identify the books and records that ADVISER must maintain; and, (2) contain applicable periods of retention. These books and records must be maintained in an easily accessible place within

40

ADVISER’s offices for those periods specified and may not be removed for storage elsewhere except with the prior approval of the Compliance Officer.

Records must be kept in such a manner that they cannot be altered after the fact or destroyed before the required retention period has expired. Generally, this means that records are kept offsite in a secure location and that electronic records are kept in a read-only or otherwise secure format.

XX.	Reporting and Renewal Requirements.

The following is a summary of the reports or information ADVISER is required to file or submit as part of its investment advisory business. The Compliance Officer is responsible for ensuring that all required reports or information is filed on a timely basis and for coordinating with the General Counsel and other employees on the preparation of such materials.

A.	Annual and Interim Reporting Requirements under the Advisers Act.

ADVISER must comply with annual and interim reporting requirements under the Advisers Act to ensure that its Form ADV is updated to reflect changes in its business operations and key personnel and practices. Each year ADVISER must update its Form ADV by filing it with the SEC and file interim amendments for certain types of material changes or events. ADVISER’s SEC registration number is 801-71791.

1.            Annual Reporting on Form ADV. Under Rule 204-1, ADVISER annually must file Form ADV with the SEC within 90 days after the end of its fiscal year (that is, by March 30). ADVISER must also update its level of assets under management so that the SEC may determine whether ADVISER continues to be eligible to register with the SEC.

2.            Interim Amendments to Form ADV. Under Rule 204-1, ADVISER must “promptly” file interim amendments to its Form ADV to reflect changes in any of the information provided in response to Items 1, 3, 9, or 11 of Part 1A. Changes to the responses to Items 4, 8, or 10 of Part IA need be filed promptly only when the information previously disclosed becomes “materially” inaccurate. Changes in all other information in Part 1A need only be disclosed on an annual amendment to Form ADV. Changes in Part II must be made promptly (but not filed with the SEC) when the information in Part II becomes materially inaccurate. Promptly is not defined but is generally understood to be within 10 business days.

B.	Reporting Requirements under the Exchange Act.

1.            Reports Pursuant to Sections 13(d) & 13(g). Within 45 days after the end of any calendar year where ADVISER has, at the end of that year, “beneficial ownership” of 5% or more of any class of registered equity securities of any issuer, ADVISER must file a Schedule 13G with the SEC and send a copy of the Schedule 13G to the issuer and the principal exchange on which the securities are traded. ADVISER would be deemed to be a “beneficial owner” of securities where it, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting or investment power, including the power to vote, dispose, or direct the voting or disposition of the security.

Schedules 13G generally are updated annually, although more frequent reporting may be required in certain cases. Further, ADVISER may become ineligible to file on the short-form Schedule 13G and instead be required to file the more onerous Schedule 13D under certain circumstances, including those in which the

41

securities are held for the purpose of, or have the effect of, changing or influencing the control of the issuer of the securities.

2.            Reports Pursuant to Section 13(f). If ADVISER exercises investment discretion over accounts having in the aggregate more than $100 million of exchange-traded or NASDAQ-quoted equity securities on the last trading day of any calendar month of any calendar year, ADVISER must file a Form 13F with the SEC within 45 days after the last day of the calendar year and within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year.

C.	Filing Requirements under Applicable State Law.

ADVISER is required to make “notice filings” of its Form ADV and any amendments in certain states where it does business or where its employees are registered as investment advisory agents or representatives.

D.	License Renewal Requirements under Applicable State Law.

Unlike its registration with the SEC, ADVISER must renew the license of each of its advisory representatives with each state where registered. In most cases, licenses must be renewed annually by the end of the calendar year. Each state will generally notify each licensed representative of the need to renew its license at least 30 days before the license expires. Nonetheless, ADVISER and the advisory representative, rather than the state, are responsible for ensuring that each license is renewed on time.

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Attachment 1

Management Overview

HARVEST FUND ADVISORS LLC

Board of Directors

None

Officers

David J. Martinelli (DJM)	Managing Partner/CEO
Anthony J. Merhige (AJM)	Chief Operating Officer & General Counsel
David B. Thayer (DBT)	Chief Financial Officer & Chief Compliance Officer

Compliance Officer

David B. Thayer

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Attachment 2

HARVEST FUND ADVISORS LLC

Summary of Compliance Officer Duties and Responsibilities

Primary Responsibility: Oversee and enforce policies and procedures in Compliance Manual.

1.	Advise employees, as requested, regarding proper course of conduct, the propriety of a particular course of conduct, or the interpretation of ADVISER’s policies or procedures. See Manual Section II.

2.	Review and respond to employee reports of compliance violations in an appropriate and timely manner. See Manual Section II.

3.	Collect and review initial and annual Acknowledgment Statements from employees for changes in information. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section II.D.

4.	Review and respond to requests for approval of payments to government officials. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.A.2.

5.	Review and respond to questions concerning the propriety of firm funds and property usage. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.A.3.

6.	Review and respond to employee reports of actual or potential conflicts of interest. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.B.

7.	Review and respond to interests employees and/or their immediate family members might have in competitors, clients, or suppliers. See Manual Section III.B.1.

8.	Review and respond to requests for written authorization from employees and/or their immediate family members to engage in transactions involving ADVISER. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.B.3.

9.	Review and respond to requests for written authorization to engage in outside employment. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.B.4.

10.	Review and respond to requests for written authorization to participate in firm business or investment opportunities. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section III.B.5.

11.	Review and respond to reports of client requests for legal or tax advice. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section IV.D.

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12.	Review and respond to requests for written approval to borrow from or lend to a client. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section IV.F.

13.	Review and respond to requests for approval to serve as custodian or trustee of a client. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section IV.G.

14.	Review and respond to employee requests for approval of personal securities trades, once pre-clearance rules are implemented. See Manual Sections V.B.4. & VI.D.6.

15.	Review and respond to requests for written approval to receive or accept material, nonpublic information. Impose restrictions, in writing and as appropriate, upon receipt or acceptance of this information. See Manual Section V.C.

16.	Review and respond to requests for advice about restricted or private placement security information packages containing material, nonpublic or other confidential information. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section V.C.

17.	Review and respond to notifications of possessing potentially material, nonpublic information. Determine proper course of action, doing so in an appropriate and timely fashion. Approve, in writing and as appropriate, disclosure of or transactions involving material, nonpublic information. See Manual Section V.C. & VI.D.5.

18.	Authorize, when appropriate, disclosure of confidential employee information. See Manual Section V.D.

19.	Review personal securities transactions reports and other approved documentation. Take disciplinary or other action, as appropriate, for omissions or late submissions of any such reports. See Manual Section VII.

20.	Review and respond to requests for approval to disclose confidential information about ADVISER, its affiliates, or its clients. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section X.

21.	Review and respond to reports of contact with regulatory authorities. Determine proper course of conduct, and take appropriate and timely action. See Manual Section X.A.

22.	Review and respond to reports of inquiries from the press. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section X.B.

23.	Review and respond to reports of any unusual requests for information. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section X.C.

24.	Review and respond to reports of attempted service of process and subpoenas. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section X.D.

25.	Review all marketing materials and advertising. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section XII.B.

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26.	Review and respond to questions regarding marketing materials and advertising. Determine proper course of action, doing so in an appropriate and timely fashion. See Manual Section XII.B.

27.	Ensure that at least annually all advisory clients receive or are offered in writing a current copy of Part II of Form ADV or a separate brochure. See Manual Section XIII.A.

28.	Ensure that sufficient client information is obtained and periodically updated such that each client’s account is managed according to the client’s investment criteria. See Manual Section XIII.B.

29.	Review and respond to requests for approval of third-party solicitation arrangements. Ensure that these arrangements comply with Advisers Act Rule 206(4)-3, as applicable. See Manual Section XIII.C. & D.

30.	Review trade allocation and rotation implementation for proper compliance. See Manual Section XIV.

31.	Review and respond to requests for exceptions to trading, allocation, and/or rotation policies. See Manual Section XIV.

32.	Review and respond to investment team reports of deviations from initial statements of order allocations. Determine proper course of conduct, and take appropriate and timely action. See Manual Section XIV.E.2.

33.	Review investment management agreements and any changes to or deviations from the approved forms of agreement. Review originally executed investment management agreements, confirming that agreements have been signed. Ensure that agreements are complete and that signed and dated originals have been filed. See Manual Section XV.A.

34.	Ensure proper insurance coverage is obtained for ERISA accounts. See Manual Section XVI.D.

35.	Review ERISA plan documents. Confirm that: (1) the person executing the investment management agreement with ADVISER on behalf of the plan has the authority to retain an outside investment manager; (2) the named fiduciary has indicated whether the client or the manager will assume proxy voting responsibilities; (3) ADVISER has properly authorized and maintains current copies of any investment policies, guidelines, or restrictions that must be followed in managing the plan's account; and, (4) the plan is permitted to add ADVISER as a named insured to the plan's own fidelity bond. See Manual Section XVI.E.

36.	Review and respond to notifications of client complaints and all requests for information from officials and other third parties. Consult with ADVISER employees. Determine proper resolution of client complaints and proper response to information request. Collect written records of oral complaints. Verify that written records include client name, date of complaint, and substance of complaint. See Manual Section XVIII.B. & D.

37.	Review and respond to requests for approval to remove ADVISER books and records for storage. See Manual Section XIX & Attachment 6.

38.	Ensure that ADVISER and its advisory personnel comply with applicable Advisers Act, Exchange Act, and state reporting requirements. See Manual Section XX.

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Attachment 3

LIST OF STATES WHERE ADVISER IS SUBJECT TO STATE NOTICE FILING REQUIREMENTS

Pennsylvania

California

Connecticut

Delaware

Florida

Illinois

Maryland

Massachusetts

New Jersey

New York

Texas

Virginia

List of Investment Adviser Agents or Representatives and Their Corresponding States

NAME	STATE

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Attachment 4

FORM A:              Acknowledgment by Employee of Compliance Manual Receipt

I hereby acknowledge receipt of a copy of the Harvest Fund Advisors LLC Compliance Manual, which I have read and understand. I will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify the Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

Signature

Printed Name

Date

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FORM B:               Annual Acknowledgment of Employee Compliance with Harvest Policies and Procedures

I hereby acknowledge receipt of a copy of the Harvest Fund Advisors LLC Investment Adviser Compliance Manual, which I have read and understand. I certify that, to the best of my knowledge, I have complied with these policies and procedures to the extent they have applied to me during the past year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

Signature

Printed Name

Date

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FORM C

PLEASE SEE THE COMPLIANCE OFFICER FOR A COPY OF HARVEST’S PERSONAL SECURITIES TRANSACTION REPORTS

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FORM D

PLEASE SEE THE COMPLIANCE OFFICER FOR A COPY OF HARVEST’S Report of Initial, Annual, and Updated Disclosure of Personal Securities Holdings

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FORM E

PLEASE SEE THE COMPLIANCE OFFICER FOR A COPY OF HARVEST’S NOTIFICATION OF PERSONAL SECURITIES ACCOUNTS

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Attachment 5

PLEASE SEE THE GENERAL COUNSEL FOR A COPY OF HARVEST’S STANDARD IMA

Attachment 6

Books and Records Retention Policy

Required Documents			Period of Retention

1.	Organization chart, personnel directory, and a description of the functions and duties of each department and employee		Indefinitely

2.	Documents evidencing ADVISER’s registration status with the Securities and Exchange Commission (“SEC”); and, notice filings with the various states (as applicable)		Indefinitely

3.	Uniform Application for Investment Adviser Registration on Form ADV, and any Amendments to the Form, as filed with the SEC and the various states		Indefinitely

4.	Representations or undertakings made to the various states (as applicable)		Indefinitely

5.	A copy of each Part II of Form ADV (or separate disclosure document or brochure) delivered to clients and prospective clients or offered for delivery to clients, along with a record of the date on which the brochures were delivered or offered for delivery and a copy of all written acknowledgments of receipt obtained from clients		5 Years

6.	All agreements, and related documents, relating to the conduct of ADVISER’s investment adviser business, including:

	a.	Investment Management Agreements	5 Years

	b.	Fee schedules (if not included in the Investment Management Agreements above)	5 Years

	c.	Documents (if not included in the Investment Management Agreements above) reflecting the granting to ADVISER of power of attorney or discretionary authority	5 Years

	d.	All other agreements	5 Years

7.	Documents concerning advertising and sales literature:

	a.	Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, and other communications used to inform or solicit clients	5 Years

	b.	Copies of all performance figures or performance charts used	5 Years

	c.	Internal records or documents supporting any statements made in the above	5 Years

8.	Documents or instructions relating to client investment objectives		5 Years

9.	Documents relating to solicitation arrangements, including:

	a.	Cash solicitation agreements with third-party solicitors	5 Years

	b.	Disclosure statements of third-party solicitors	5 Years

	c.	List of third-party solicitors with whom ADVISER has contracted	5 Years

	d.	List of accounts each third-party solicitor has obtained	5 Years

	e.	Solicitor’s agreements with third parties for whom ADVISER acts as a solicitor	5 Years

10.	Documents relating to referrals from pension fund consultants (to the extent not covered above), including:

Required Documents			Period of Retention

	a.	List of pension fund consultants who referred accounts to ADVISER	5 Years

	b.	List of accounts referred by each pension fund consultant	5 Years

10.	Written policies and procedures

	a.	Compliance and supervisory procedures that are, or at any time within the last five years have been, in effect, together with related memoranda	Indefinitely

	b.	Policies or procedures, and related memoranda, concerning compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988	Indefinitely

	c.	Other policies and procedures and related memoranda	Indefinitely

11.	Internal Guidelines concerning the following matters:

	a.	Investment decisions, including: (1) how investment advisers are selected; and, (2) how asset allocations are made	Indefinitely

	b.	Transactions with affiliates	Indefinitely

	c.	Legal actions potentially affecting client interests (i.e., bankruptcy or class action suits involving issuers of portfolio securities)	Indefinitely

12.	Corporate books and records

	a.	Certificates of Incorporation	Indefinitely

	b.	By-laws	Indefinitely

	c.	Minute books	Indefinitely

	d.	Stock certificate books	Indefinitely

13.	Records concerning ADVISER's associated persons and affiliations, including:

	a.	List containing the names, addresses, and Social Security (or CRD) numbers of ADVISER’s officers, directors, employees, and stockholders (indicating the percentage of ownership of any class of ADVISER's outstanding securities)	5 Years

	b.	List of all advisory affiliates, indicating the Social Security (or CRD) numbers and the month and year each person was first employed	5 Years

	c.	List of all past, present, or prospective partnerships or other arrangements ADVISER formulated or in which ADVISER or its directors, officers, or employees participates	5 Years

	d.	Form of records of every transaction in any security in which ADVISER or any officer or director has a direct or indirect beneficial interest	5 Years

14.	Books and records concerning financial condition

	a.	Periodic trial balances	5 Years

	b.	Periodic balance sheets	5 Years

	c.	Certified audited financial reports	5 Years

	d.	List of all loans to ADVISER, including loans from clients, with the terms, amounts, dates, and current balance	5 Years

	e.	Evidence of bonding (as required by ERISA)	Indefinitely

15.	General Books and Records

Required Documents			Period of Retention

	a.	Accounting journals	5 Years

	b.	General auxiliary ledgers reflecting assets, liabilities, reserves, capital, income, and expense accounts	5 Years

	c.	Check books, bank statements, canceled checks, and cash reconciliations	5 Years

	d.	Bills and account statements	5 Years

16.	Documents and related records of advisory activities, including:

	a.	Memoranda of orders or instructions received from a client for the purchase, sale, receipt, or delivery of a security, and of any modification or cancellation of any order or instruction, indicating: (1) the terms and conditions of the order, instruction, modification, or cancellation; (2) the person who recommended the transaction; (3) the person who placed the order; (4) the account for which the order was placed; (5) the date of order entry; (6) the bank or broker-dealer by or through which the order was executed; and, (7) whether the order was entered pursuant to discretionary authority	5 Years

	b.	Custodian statements (and reconciliations)	5 Years

	c.	Periodic statements sent to clients	5 Years

	d.	Trade confirmations, if any	5 Years

	e.	Fee statements	5 Years

	f.	Client correspondence	5 Years

	g.	List of all accounts in which ADVISER has any discretion over client funds, securities, or transactions	5 Years

	h.	Records of securities trades for each account and the date, amount, and price of each	5 Years

	i.	Records for each security in which any client has a current position, if known and made by ADVISER, setting forth the name of each client and current interest or number of shares each client owns	5 Years

17.	Records in connection with custody or possession of client funds or securities, as applicable, including:

	a.	Custody and possession agreements	5 Years

	b.	List of all custodians and depositories to be used for clients' funds and securities	5 Years

	c.	Records reflecting purchases, sales, receipts, and deliveries of securities, including debits and credits, for each accounts	5 Years

	d.	Separate ledger for each account showing purchases, sales, receipts, and deliveries of securities	5 Years

	e.	Trade confirmations, if any	5 Years

	f.	Statements sent to clients, setting forth the funds and securities ADVISER holds	5 Years

	g.	Records for each security in which any client may have a position, reflecting the name of the client, the amount of his interest, and the location of the security	5 Years

	h.	Evidence that qualified custodians are sending account statements to clients	5 Years

18.	Client correspondence		5 Years

19.	Client complaints		5 Years

Required Documents			Period of Retention

20.	Reports filed under the Securities Exchange Act of 1934:

	a.	Schedules 13G (or 13D)	Indefinitely

	b.	Forms 13F	Indefinitely

21.	List of all prior, present, or potential litigation in which ADVISER or its officers, directors, or employees have been or are presently a party, or are aware of possibly being named as a party, which relates in any way to the business of ADVISER		Indefinitely

22.	Copies of all correspondence with the SEC or appropriate state or foreign regulatory authorities concerning ADVISER's business as an investment adviser, including no-action letters		Indefinitely

23.	Copies of ADVISER’S proxy voting policy and a record of how it voted proxies		5 Years

25.	Political contributions

	a.	Names, titles, and addresses of all covered associates of ADVISER	5 Years

	b.	All government entities to which ADVISER provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which ADVISER provides or has provided investment advisory services	5 Years

c.

All direct or indirect contributions made by ADVISER or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee, listed chronologically and showing: (1) the name and title of each contributor; (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment; (3) the amount and date of each contribution or payment; and, (4) whether any such contribution was the subject of the exception for certain returned contributions

5 Years

d.

The name and business address of each regulated person to whom the ADVISER provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf

5 Years

Attachment 7

Affiliates of Harvest Fund Advisors LLC as of January 1, 2014

•	Harvest Venture LLC – General Partner
•	Harvest Alpha LLC – Wholly owned subsidiary of Harvest Venture LLC; Managing Member of pooled investment vehicles
•	Harvest MLP Income Fund LLC – Pooled investment vehicle
•	Harvest MLP Income Fund II LLC – Pooled investment vehicle
•	Harvest MLP Income Fund III LLC – Pooled investment vehicle
•	Harvest Energy Fund LLC – Pooled investment vehicle
•	Harvest Infrastructure Partners Cayman Fund LLC – Pooled investment vehicle (not funded)

Attachment 8

Proxy Voting Table

Set forth below are ADVISER’s proxy voting guidelines table (“Table”) pertaining to specific issues. We generally vote Proposals in accordance with this Table and the complete Proxy Voting Guidelines under separate cover (the “Guidelines”). We may, however, deviate from the Table and Guidelines if warranted by the specific facts and circumstances of the situation. In addition, the Guidelines are not intended to address all issues that may appear on all proxy ballots. Proposals not specifically addressed by the Guidelines, whether submitted by management or shareholders, will be evaluated on a case-by-case basis, keeping in mind that the objective of the Guidelines is to enhance the value of the securities in our clients’ accounts on a risk-adjusted basis.

The Table and these Guidelines are divided into two sections: Management and Shareholder proposals. These Guidelines set forth how ADVISER will respond to certain proxy voting issues. Where the Guidelines state we will vote in favor of a management proposal on a given issue, we would in turn vote against any corresponding shareholder proposal (e.g., we will vote for management proposals to eliminate cumulative voting and vote against shareholder proposals to adopt it).

Note that for the accompanying Guidelines the terms noted will have the following definitions: (1) Shareholder is synonymous with Unitholder; (2) Articles of Incorporation is synonymous with Partnership Agreement; and, (3) Corporation is synonymous with Partnership.

For additional clarification, please see the complete Harvest Proxy Voting Guidelines.

I. Management Proposals

A. Business Financial Issues

	Issue	For	Against	Case-by-Case	Abstain
1.	Election of Directors	√
2.	Voting for Nominees in a Contested Election			√
3.	Appointment of Auditors	√
4.	Increase in Authorized Common Stock			√
5.	Changes in Board Structure and Amending the Articles of Incorporation			√
6.	Corporate Restructurings, Merger Proposals, and Spin-offs			√
7.	Considering Non-Financial Effects of a Merger Proposal		√
8.	Director Liability and Indemnification			√
9.	Stock Option Plans			√
10.	Stock Splits			√

B. Anti-Takeover Issues

	Issue	For	Against	Case-by-Case	Abstain
1.	Blank Check Preferred Stock		√
2.	Classified Boards		√
3.	Fair Price Provisions			√
4.	Limiting a Shareholder’s Right to Call Special Meetings		√

5.	Limiting a Shareholder’s Right to Act by Written Consent	√
6.	Supermajority Vote Requirements	√
7.	Reincorporation		√
8.	Issuance of Stock with Unequal Voting Rights	√
9.	Elimination of Preemptive Rights		√
10.	Other Business	√

II. Shareholder Proposals

A. Corporate Governance Issues

	Issue	For	Against	Case-by-Case	Abstain
1.	Shareholder Vote on Shareholder Rights Plan	√
2.	Confidential Voting	√
3.	Cumulative Voting		√
4.	Anti-Greenmail	√
5.	Opting out of State Anti-Takeover Laws			√
6.	Equal Access to Proxies	√
7.	Shareholder Vote on Severance Plans (Golden Parachutes) and/or Employment Agreements after being Negotiated by Management	√
8.	Shareholder Vote on Severance Plans (Golden Parachutes) and/or Employment Agreements before being Negotiated by Management		√
9.	Disclosing and/or Limiting Executive and Director Pay			√
10.	Performance-Based Stock Option Plans			√
11.	Shareholder Vote on Stock Option Re-Pricing	√
12.	Stock Option Expensing	√
13.	Excluding Pension Income from Performance-Based Compensation	√
14.	Independent Directors a Majority	√
15.	Independent Directors a Majority on Key Committees	√
16.	Separating Chairman and CEO	√
17.	Separating Auditors and Consultants			√
18.	Limiting Terms of Directorships		√
19.	Requiring Stock Ownership		√
20.	Paying Directors Only in Stock		√
21.	Requiring Two Candidates for Each Board Seat		√
22.	Rotating Locale for Annual Meeting		√

B. Social and Political Issues

ADVISER votes on these proposals on a case-by-case basis. ADVISER will vote against shareholder proposals that will cause the company to incur excessive or unnecessary expenses and may abstain from shareholder proposals that are unlikely to have any economic effect on a company’s business or financial conditions.

Attachment 9

PLEASE SEE THE GENERAL COUNSEL FOR A COPY OF HARVEST’S BUSINESS
CONTINUITY PLAN

Attachment 10

Anti-Money Laundering Program

The ADVISER has adopted the following policies and procedures as best practices. The Compliance Officer will:

•	Serve as the Anti-Money Laundering (AML) compliance officer for the Firm;

•	Coordinate with the ADVISER’s Prime Broker and independent Fund Administrator(s) to make certain that Know Your Client (KYC) and source-of-income checks are being conducted with all new client accounts;

•	Review at least annually the scope of KYC client information collected to make certain AML risks are, where possible, being mitigated;

•	Ensure that all operations staff are adequately trained and updated on AML compliance rules; and,

•	Evaluate the efficacy of annual independent testing of an AML program once fully instituted.

This AML policy framework utilized by ADVISER and/or its Prime Broker and independent Fund Administrator must, at a minimum, provide for:

•	A risk-based approach towards assessing and managing the money laundering and terrorist financing risks for the Firm;

•	A risk-based program for customer due diligence, identification, verification, and KYC procedures, including:

✓	enhanced due diligence for those customers presenting higher risk; and,

✓	a prohibition against dealing with shell banks (a shell bank is defined as a bank incorporated in a jurisdiction in which it has no physical presence and which is unaffiliated with a regulated financial group);

•	Establishment of risk-based systems and procedures to monitor customer accounts and activity;

•	Internal procedures for reporting suspicious transactions or activity and the reporting of suspicious activity to the relevant law enforcement authorities;

•	Procedures for the screening of clients and transactions against applicable financial sanctions and embargo programs; and,

•	Appropriate communications, internal controls, auditing, monitoring, and conformance arrangements to ensure that Firm policies and procedures are well understood and observed in practice.

Attachment 11

Harvest Fund Advisors LLC Composite Construction and Calculation Policy

It is Harvest’s intention to construct and calculate composite returns for all separately managed account portfolios running the same or similar strategies. In constructing and calculating the composite, Harvest will utilize the policies identified below.

Current Strategies Utilizing a Composite

At present, Harvest has constructed and utilizes a composite for the following strategies:

•	The Harvest MLP Alpha Strategy; and,
•	The Harvest Enhanced MLP Index +100 bps Strategy.

New and Redeemed Portfolios

It is Harvest’s policy to apply the following current composite inclusion/exclusion criteria in a timely and consistent fashion:

•	A portfolio will be included in the composite on the first day of the first calendar month in which it meets the composite inclusion criteria unless instructed differently by, or otherwise agreed upon with, a client. For example, if a client instructs Harvest to build a portfolio over an extended period of time and contractually establishes a performance start date later than the first day of the first calendar month, Harvest will include the portfolio in the composite on the agreed upon date.

•	A portfolio will be removed from the composite on the first day of the first month in which it no longer meets composite criteria for inclusion. If a portfolio is removed from a composite, its prior history will remain in the composite.

Minimum Portfolio Size

Harvest has established minimum asset levels for composites, as portfolios below the established minimum are deemed too small to be representative of the composite’s strategy.

MLP Alpha Strategy Portfolios

To be included in a composite, a portfolio must be: invested, or in the process of being invested; deemed discretionary; and, have a minimum beginning market value of $5 million. A portfolio will be removed from the composite when its beginning market value falls below a 95% threshold of the minimum beginning market value.

Enhanced MLP Index Strategy Portfolios

To be included in a composite, a portfolio must be: invested, or in the process of being invested; deemed discretionary; and, have a minimum beginning market value of $10 million. A portfolio will be removed from the composite when its beginning market value falls below a 95% threshold of the minimum beginning market value. From January 1, 2006 through September 30, 2011, for a portfolio to be included in the composite it must have had a minimum beginning market value of $2 million.

Composite Definitions Hierarchy

At present, Harvest is not GIPS® compliant. Nevertheless, Harvest seeks to construct and calculate its composites in a manner that is consistent with and in accordance with the GIPS® Guidance Statement on Composite Definition. As such, Harvest composites are an aggregation of portfolios representing a similar investment mandate, objective, or strategy. Harvest’s invested, discretionary portfolios that meet composite minimum asset level criteria are included in at least one composite or will form their own composite until such time as a second portfolio joins the composite.

Harvest strives to apply the same fundamental, bottom-up research process to all discretionary client portfolios.

Composites are defined by the following criteria:

	Alpha Strategy	Enhanced Index

Investment Mandate:	Generate the highest risk-adjusted total returns as compared to an MLP tracking index	Generate returns that outperform the S&P MLP Total Return Tracking Index by 100 bps annually

Asset Class:	MLPs and Energy Infrastructure	MLPs and Energy Infrastructure

Strategy:	Long-Only	Long-Only

Benchmark:	S&P MLP Total Return Index or Alerian MLP Total Return Index	S&P MLP Total Return Index

Extent of the Use of Derivatives, Hedging, and/or Leverage:	None	None

Treatment of Taxes:	None	None

Size of Portfolios:	> $5 million	> $10 million

Portfolio Type:	SMA	SMA

Base Currency:	U.S. Dollars	U.S. Dollars

Composite Monitoring

All portfolios are monitored on an ongoing basis for composite inclusion/exclusion consideration. Portfolios are reviewed at least monthly to determine if:

•	Client-directed changes to investment guidelines or objectives results in any composite changes;

•	A portfolio has reached the minimum asset requirement for inclusion in a composite;

•	A portfolio has breached the minimum asset requirement for exclusion from a composite; and,

•	An existing or new portfolio meets all the criteria for establishing a new composite.

On a monthly basis, the CFO/CCO will meet with the COO to identify portfolios for inclusion/exclusion in composites.

The CFO/CCO, COO, and a senior member of the Investment Committee must approve any composite constituent changes.

Attachment 12

Harvest Fund Advisors LLC Risk Assessment Matrix

(ranked by risk level, alphabetically)

Business Activity	Responsible Person(s)	Risks	Risk Level	Reference	Control Factors	Testing Frequency
Advertising	AJM DBT	Ads are incorrect and/or misleading	High	Manual Section 12	COO and CCO approves all marketing pieces	With each new piece
Code of Ethics	AJM DBT	Employees trade to detriment of clients	High	Manual Sections 1, 6, and 7	Each employee signs off on Code of Ethics; training is conducted for new employees; CCO checks personal trading against restricted securities	Monthly; pre-trade clearance to be implemented
ERISA	AJM DBT	Self-dealing rules are violated	High	Manual Section 16	COO & CCO check ERISA accounts for any cross and/or principal trades	Daily
Investment Guidelines	AJM DBT	Client assets are inappropriately invested	High	Manual Section 14	COO & CCO monitor all transactions	Daily
Performance Calculation	AJM DBT	Performance is presented inaccurately	High	Manual Section 12	CCO reviews return calculations, which are periodically also reviewed by an outside auditor	Monthly
Agency Cross Transactions	AJM DBT	Clients are unaware that firm acts in two different capacities	Medium	Manual Section 9	Client contract contains agency cross-trade acknowledgment; COO & CCO reviews agency cross trades, if any, to ensure firm is not advising both sides of any transactions	Semi-annually
Allocations	JAS AJM DBT	Clients are unfairly treated	Medium	Manual Section 9	All allocations are performed pro rata, COO or CCO reviewing any proposed exceptions; COO or CCO review non-pro-rata trades for performance dispersion	Quarterly
Anti-Money Laundering	AJM DBT	Terrorist funds are accepted	Medium	Manual Attachment 10	All individual client names are run through OFAC by Fund Administrator	With each new client
Cross Trades	AJM DBT	ERISA clients are included; trades are not in client’s best interest	Medium	Manual Section 9	ADV Form and client contracts disclose that cross trades are possible; COO or CCO reviews all cross trades for fairness and exclusion of ERISA clients	Quarterly
Best Execution	JAS AJM DBT	Clients get poor execution and/or performance suffers	Medium	Manual Section 14	Traders use approved brokers, which are surveyed and evaluated	Semi-annually
Directed Brokerage	AJM DBT	Clients are unaware of any suboptimal trade execution	Medium	Manual Section 14	Client contracts provide for directed brokerage relationships	With each new client
Fees	AJM DBT	Clients are inappropriately billed	Medium	Manual Section 15	CCO reviews fee calculations and fees charged vs. fees stated	Quarterly
Principal Trading	AJM DBT	Client is unaware of firm conflict	Medium	Manual Section 9	COO or CCO reviews any principal trade, providing written disclosure of such to clients	With each such trade

Business Activity	Responsible Person(s)	Risks	Risk Level	Reference	Control Factors	Testing Frequency
Privacy	AJM DBT	Client information is released to unauthorized persons	Medium	Manual Section 5	Client information is stored in locked files/rooms and password-protected drives behind firewalls	With receipt of each new client document
Proxy Voting	AJM	Failure to vote; or, inconsistent or biased voting	Medium	Manual Section 14	COO votes proxies in consultation with Investment Committee and reviews proxies voted vs. proxy guidelines	With each vote; Policies reviewed Annually
Books and Records	AJM DBT	Failure to produce records for SEC or courts	Low	Manual Section 19	COO & CCO maintain schedule of required records, which is randomly sampled	Semi-annually
Complaints	AJM DBT	Complaints are ignored; SEC is notified	Low	Manual Section 18	All complaints are resolved, documented, and reported to CCO or COO, who review their resolution	Quarterly
Contracts	AJM DBT	Contracts are altered without firm knowledge	Low	Manual Section 15	Contracts are stored in non-editable format on internal drive; COO must approve any changes	With each new contract
Custody	AJM DBT	Checks or certificates are received by mail but not returned	Low	Manual Section 15	COO or CCO returns client funds and securities to clients, reviewing reported incidents for resolution	Quarterly
Disaster Recovery	AJM DBT	Inability to continue operations after disaster	Low	Manual Attachment 9	All employees are in receipt of instructions for hot site or home work, COO & CCO testing process	Annually
Disclosure Document	AJM DBT	Form ADV is inaccurate; clients are misled	Low	Manual Section 2	Contract contains ADV receipt notice, COO or CCO checking that any ADV updates have been received by clients	Annually
Email Retention	AJM DBT	Failure to produce records for SEC or courts	Low	Manual Section 18	Automatic retention via vendor, COO or CCO performing random checks of same	Quarterly
Registration	AJM DBT	Failure to update Form ADV and/or failure to register personnel	Low	Manual Section 2	Form ADV access is password-protected; COO or CCO attends new product meetings, updating ADV as required	With each new client and ADV revision or submission
Soft Dollar Arrangements	AJM DBT	Non-research-related soft dollars are received	Low	Manual Section 9	COO or CCO reviews any such arrangements, although they are not currently used	Quarterly (if ever used)
Solicitation	AJM DBT	Clients are unaware of solicitor’s conflict of interest	Low	Manual Section 13	COO or CCO reviews any such arrangements, although they are not currently used, especially with respect to current client contracts	With each new arrangement
Valuation	JAS AJM DBT	Capital accounts, and client fees, are inaccurate	Low	Investment Committee Policies & Procedures	Third-party pricing services are used and fair-value procedures are maintained	Monthly (via fund administrators and custodians)